                                                                    EXHIBIT 99.2

Subject to completion, dated November 12, 1998



The Information in this Prospectus Supplement is not complete and may be changed. We may not sell these certificates until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these certificates and it is not soliciting an offer to buy these certificates in any state where the offer or sale is not permitted.


Prospectus supplement to prospectus dated _______, 1998

-------------------

FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1
Issuer                                              $______________
FIRST SIERRA FINANCIAL, INC.             Equipment Contract Backed Certificates,
Originator and Servicer                             Series 1998-1
FIRST SIERRA RECEIVABLES III, INC.
Depositor


-------------------

The First Sierra Equipment Contract Trust 1998-1 will issue five classes of certificates representing fractional undivided interests in the assets of the trust. The assets of the trust will consist primarily of a pool of finance leases and commercial loans and a security interest in the related underlying equipment or other property.

--------------------------------------------------------------------------------

YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-_ OF THIS PROSPECTUS SUPPLEMENT AND PAGE __ OF THE PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES.



The certificates represent interests in the trust only and are not interests in or obligations of any other person.

Neither the certificates nor the underlying leases and loans will be insured or guaranteed by any governmental agency or instrumentality or by any other person.
--------------------------------------------------------------------------------
THE CERTIFICATES--

- Of the five classes of certificates issued by the trust, only the two classes of certificates set forth in the table below are offered by this prospectus supplement.

- Interest and principal on the certificates is scheduled to be paid monthly, on the 12th day of the month, or the business day immediately following such 12th day. The first scheduled payment date is December 14, 1998.


CREDIT ENHANCEMENT--


- The Class A Certificates will be unconditionally and irrevocably guaranteed as to the payment of scheduled interest and ultimate principal thereon pursuant to the terms of a certificate insurance policy to be issued by [MBIA Logo].

- The trust is also issuing the Class B Certificates or the subordinate certificates, which are not being offered by this prospectus supplement. Payments on the Class B Certificates are subordinated to payments due on the Class A Certificates. The subordination of the Class B Certificates provides additional credit enhancement for the Class A Certificates.

- The trust is also issuing a trust certificate representing the entire beneficial ownership interest in the trust. Payments on the trust certificate are subordinated to the payments due on the certificates. Subordination of the trust certificate provides credit enhancement for all of the certificates.




          Initial Aggregate      Pass-Through                            Underwriting    Proceeds to the
Class    Certificate Balance         Rate          Price to Public(1)       Discount       Depositor(2)
-----    -------------------     ------------      ------------------    ------------    ---------------

 A-1             $                   %                     %                    %              $
 A-2             $                   %                     %                    %              $
Total            $                                         $                    $              $


------------------------

(1)  Plus accrued interest, if any, from _____, 1998.
(2)  Before deducting expenses, estimated to be $________.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FIRST UNION CAPITAL MARKETS                   PRUDENTIAL SECURITIES INCORPORATED

              The date of this prospectus supplement is November __, 1998

                IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED
               IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                                   PROSPECTUS


        We provide information to you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

        This prospectus supplement does not contain complete information about the offering of the offered certificates. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We can not sell the offered certificates to you unless you have received both this prospectus supplement and the prospectus.


        To the extent the prospectus contemplates different or multiple options, you should rely on the information in this prospectus supplement as to the application option.


        The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission. You may inspect and copy the registration statement at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.


        We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION
PRESENTED IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS.....................................     S-3
TABLE OF CONTENTS...................................................     S-4
SUMMARY.............................................................     S-5
    Parties.........................................................     S-5
        The Trust...................................................     S-5
        The Depositor...............................................     S-5
        First Sierra................................................     S-5
        The Sellers.................................................     S-5
        The Certificate Insurer.....................................     S-5
        The Trustee.................................................     S-5
    Description of the Certificates.................................     S-6
        The Offered Certificates....................................     S-6
        The Subordinate Certificates................................     S-7
        The Trust Certificate.......................................     S-7
    Payments on the Certificates....................................     S-7
        Payment Date................................................     S-7
        Record Date.................................................     S-7
        Collection Period...........................................     S-7
        Interest....................................................     S-7
        Principal...................................................     S-7
    Flow of Funds...................................................     S-8
    Credit Enhancement..............................................     S-10
        Certificate Insurance Policy................................     S-10
        Subordination...............................................     S-10
    The Trust Assets................................................     S-10
        General.....................................................     S-10
        Origination and Acquisition.................................     S-10
        Statistical Information.....................................     S-11
    Servicing.......................................................     S-12
    Substitutions and Modifications.................................     S-13
    Advances........................................................     S-13
    Repurchases for Breaches of Representations and Warranties......     S-14
    Certain Legal Aspects of the Contracts..........................     S-14
    Optional Redemption.............................................     S-15
    Material Federal Income Tax Consequences........................     S-15
    ERISA Considerations............................................     S-15
    Rating of the Offered Certificates..............................     S-15
RISK FACTORS........................................................     S-16
THE RECEIVABLES.....................................................     S-17
    The Equipment...................................................     S-17
    The Contracts...................................................     S-17
    Substitutions and Modifications.................................     S-19
THE SELLERS.........................................................     S-25
FIRST SIERRA........................................................     S-25
THE SERVICER........................................................     S-26
    Delinquency and Loss Experience.................................     S-27
    Collection Policies.............................................     S-28
LEGAL PROCEEDINGS...................................................     S-29
FORMATION OF THE TRUST..............................................     S-29
    General.........................................................     S-29
    The Trustee.....................................................     S-29
    The Trust Assets................................................     S-30
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION.........     S-30
DESCRIPTION OF THE CERTIFICATES.....................................     S-30
    General.........................................................     S-30
    Conveyance of Receivables.......................................     S-31
    Representations and Warranties of First Sierra..................     S-32
    Indemnification.................................................     S-34
    The Accounts....................................................     S-34
    Servicer Advances...............................................     S-34
    Flow of Funds...................................................     S-35
    Withholding.....................................................     S-45
    Reports to Certificateholders...................................     S-45
    Optional Redemption.............................................     S-47
    Remittance and Other Servicing Procedures.......................     S-47
    Servicing Compensation and Payment of Expenses..................     S-48
    Evidence as to Compliance.......................................     S-48
    Certain Matters Relating to the Servicer........................     S-49
    Events of Servicing Termination.................................     S-49
    Rights Upon an Event of Servicing Termination...................     S-50
    Events of Default...............................................     S-50
    Termination of the Trust........................................     S-51
    Amendment.......................................................     S-51
THE TRUSTEE.........................................................     S-52
    General.........................................................     S-52
    Duties and Immunities of the Trustee............................     S-52
PREPAYMENT AND YIELD
CONSIDERATIONS......................................................     S-53
    Weighted Average Lives of the Offered Certificates..............     S-54
THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER........     S-57
MATERIAL FEDERAL INCOME TAX CONSEQUENCES............................     S-58
    Tax Characterization of the Trust...............................     S-58
    Taxation of Beneficial Owners...................................     S-58
    Discount and Premium............................................     S-58
    Sale of a Certificate...........................................     S-58
    Foreign Beneficial Owners.......................................     S-58
    Backup Withholding..............................................     S-58
STATE AND LOCAL TAX CONSIDERATIONS..................................     S-61
ERISA CONSIDERATIONS................................................     S-62
LEGAL INVESTMENT....................................................     S-63
RATINGS.............................................................     S-63
METHOD OF DISTRIBUTION..............................................     S-63
REPORT OF EXPERTS...................................................     S-64
LEGAL MATTERS.......................................................     S-64
REPORT OF PUBLIC INDEPENDENT ACCOUNTANTS............................     S-65
INDEX OF PRINCIPAL DEFINED TERMS....................................     S-68

                                     SUMMARY

- This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered notes, read carefully this entire prospectus supplement and the accompanying prospectus.

- This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

- You can find a listing of the pages where capitalized terms used in this prospectus supplement summary are defined under the caption "Index of Principal Defined Terms" beginning on page S-__ in this prospectus supplement and under the caption "Index of Terms" beginning on page __ in the accompanying prospectus.

                         -------------------------------


PARTIES

THE TRUST


First Sierra Equipment Contract Trust 1998-1 is a trust established under the laws of the State of New York.


THE DEPOSITOR
First Sierra Receivables III, Inc. is a Delaware corporation. The depositor is a wholly-owned special-purpose subsidiary of First Sierra. The principal office of the depositor is located at 600 Travis Street, Suite 7050, Houston, Texas 77002, and its telephone number is (___) ________.

FIRST SIERRA

First Sierra Financial, Inc. is a Texas corporation. The principal office of First Sierra is located at 600 Travis Street, Suite 7050, Houston, Texas 77002, and its telephone number is (713) 221-8822. First Sierra originated the contracts and will also service the contracts held by the trust.

For a description of First Sierra's business and underwriting procedures, see "First Sierra."

THE SELLERS

The Sellers are certain affiliates and certain trusts sponsored by First Sierra or its affiliates, including investors related thereto.


THE CERTIFICATE INSURER


MBIA Insurance Corporation is a New York financial guaranty insurance company.


For a description of the business and selected financial information of the note insurer, see "The Certificate Insurance Policy and the Certificate Insurer."




THE TRUSTEE

Bankers Trust Company is a New York banking corporation. The corporate trust offices of the trustee are located at Four Albany Street, New York, New York 10006, and its telephone number is (212) 250-4237.


For a description of the trustee, and its responsibilities with respect to the certificateholders, see "The Trustee."

DESCRIPTION OF THE CERTIFICATES


The trust will issue five classes of its equipment contract backed certificates. The certificates are designated as the "Class A-1 Certificates", the "Class A-2 Certificates", the "Class B-1 Certificates", the "Class B-2 Certificates" and the "Class B-3 Certificates". The Class A-1 Certificates and the Class A-2 Certificates are collectively referred to as the "Class A Certificates" or the offered certificates.


The offered certificates are offered pursuant to this prospectus supplement. The Class B-1, Class B-2 and Class B-3 Certificates, also referred to as the "Class B Certificates" or the subordinate certificates, are not offered pursuant to this prospectus supplement. We will sell the subordinate certificates to qualified institutional investors in private transactions.


The certificates will be backed solely by a pledge of the assets of the trust, which consist primarily of a segregated pool of finance lease and commercial loan contracts and a security interest in the related underlying equipment or other property.



The trust will also issue a trust certificate representing the entire beneficial ownership interest in the trust. The trust certificate is subordinate to the certificates.



THE OFFERED CERTIFICATES

Each class of offered certificates will have the initial principal amount and interest rate set forth in the following table. The dates on which the final payment of principal and interest on each class of offered certificates is expected to be made and must ultimately be made are also set forth in the following table.



                 Initial Certificate                          Expected Final       Legal Final       CUSIP
Class             Principal Balance      Pass-Through Rate     Payment Date       Maturity Date      Number
-----             -----------------      -----------------    --------------      -------------      ------
 A-1                     $                         %
 A-2                     $                         %


The aggregate initial certificate principal balance of the offered certificates is equal to $___________. The sum of the initial certificate principal balance for the Class A-1 and the Class A-2 Certificates is equal to $__________.

The offered certificates will initially be issued in book-entry form only, through the facilities of The Depository Trust Company. The offered certificates will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof.

THE SUBORDINATE CERTIFICATES

The following table sets forth the initial certificate principal balance and the pass-through rate with respect to each class of subordinate certificates.

                 Initial Certificate
Class             Principal Balance          Pass-Through Rate
-----             -----------------          -----------------
B-1                       $                         %
B-2                       $                         %
B-3                       $                         %


THE TRUST CERTIFICATE


The trust certificate represents the ownership interest in the trust. Payments in respect of the trust certificate are subordinate to payments in respect of the certificates.


The depositor must retain the trust certificate. The depositor, as holder of the trust certificate, is referred to herein as the "residual holder".


PAYMENTS ON THE CERTIFICATES


PAYMENT DATE


Principal and interest is scheduled to be paid to the certificateholders on the 12th day of each month, or, if such day is not a business day, on the next succeeding business day, commencing on December 14, 1998.


RECORD DATE


The trustee will make payments to the certificateholders of record as of the close of business on the first day of such month.


COLLECTION PERIOD

Payments made on each payment date will relate to the collections received in respect of the contracts and the equipment during the period beginning on the opening of business on the second day of the immediately preceding calendar month and ending on the close of business on the first day of the calendar month in which such payment date occurs.

INTEREST


Interest on the certificates of each class will accrue at the applicable pass-through rate from a payment date to the day before the next payment date. In the case of the first payment date, interest begins to accrue on the day of the closing.

For the Class A-1 Certificates, interest on the certificates will be calculated on an "actual/360" basis. For the certificates other than the Class A-1 Certificates, interest on the certificates will be calculated on a "30/360" basis.

Interest on a class of certificates which is not paid as scheduled is due on the following payment date and will accrue interest at a rate equal to the pass-through rate for such class plus 1%.


PRINCIPAL


On each payment date, the certificateholders are scheduled to receive an amount of principal generally equal to the sum of actual principal collections, payments by the originator for contracts repurchased by it and writedowns of any defaulted contracts, each during the related collection period. The certificateholders of each class of certificates are scheduled to receive a percentage of the above amount. Each class's percentage will equal such class's initial certificate principal balance divided by the initial aggregate discounted contract principal balance of the contracts.


However, certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. Principal amounts which are not paid as scheduled are due on the following payment date.

FLOW OF FUNDS

On each payment date, amounts received during the related collection period in respect of the contracts are to be paid, until such amounts are exhausted, in the following order of priority:

first    to the payment of certain fees and expenses of the servicer;


second   to the payment of the premium amounts to the certificate insurer;

third    to the payment of certain fees and expenses of the trustee;

fourth to the payment of interest due, including overdue interest, on the outstanding certificates on such payment date, in the following priority order: (i) the Class A Certificates, (ii) the Class B-1 Certificates, (iii) the Class B-2 Certificates, and (iv) the Class B-3 Certificates. Classes having a higher priority are paid in full before classes with a lower priority are paid any amount. Amounts distributed to the Class A certificateholders are shared by the Class A-1 and Class A-2 certificateholders in proportion to the outstanding certificate principal balance of each class;

- However, no payment of interest will be made on the Class B-1, Class B-2 or Class B-3 Certificates if such payment would result in insufficient funds to pay the principal due on the Class A Certificates on such payment date. In such an event, the amount necessary to pay the principal due on the Class A Certificates would be withheld from the interest distribution and distributed to the Class A certificateholders as principal.

fifth to the payment of principal due, including overdue principal, on the outstanding Class A Certificates on such payment date. Amounts distributed to the holders of the Class A Certificates are paid first to the holders of the Class A-1 Certificates until the note principal balance of the Class A-1 Certificates is reduced to zero, and then are paid to the holders of the Class A-2 Certificates;

sixth to the payment of any unpaid reimbursement amounts to the certificate insurer;

seventh to the payment of principal due, including overdue principal, on the outstanding Class B Certificates, beginning with the class having the lowest numerical designation. Classes with a lower numerical designation are paid in full before classes with a higher numerical designation are paid any amount;

- However, during the continuance of a "restricting event," principal will not be paid as set forth above, but will not be paid as set forth above, but will instead be paid to the most senior class of certificates then outstanding.


-        A "restricting event" means the occurrence of any of:

         - an event of servicing termination which is not cured within applicable grace periods;

         -         a "gross charge-off event"; or

         -         a "delinquency trigger event".

- A "gross charge-off event" occurs when, over any six-month period, the average discounted contract principal balance of all defaulted contracts exceeds 2.5% of the aggregate discounted contract principal balance of all contracts.

- A "delinquency trigger event" occurs when, over any six-month period, the average discounted contract principal balance of all of the contracts for which payments have not been made for more than 30 days exceeds 7.5% of the aggregate discounted contract principal balance of all contracts.

eighth   any other amounts required to be paid to the servicer; and

ninth    any remaining funds are paid to the residual holder.


- However, if any distribution to be made to the residual holder would cause the trust certificate principal balance to be less than 3% of the initial aggregate discounted contract principal balance, then such distribution will not be paid to the residual holder, but will instead be distributed to the certificateholders as an additional distribution of principal. Such distribution will be made to each class of certificates in proportion to such class's principal payment percentage.

- Further, during the continuance of a restricting event, no distribution will be made to the residual holders. Rather, such amount will be paid to the most senior class of certificates then outstanding.

The following chart diagrams the flow of funds described above. Both the information in the chart and described above is qualified in its entirety by the more detailed description of the flow of funds set forth herein under "Description of the Certificates--Flow of Funds."



                                    [GRAPH]



______The solid line indicates the flow of funds under normal circumstances. -..-..The dashed and dotted line indicates the flow of funds when there are not enough funds to pay the principal due on the Class A Certificates on a payment date. Starting with the most junior class of certificates, funds are diverted to the extent necessary to pay the base principal distribution amount with respect to Class A. ------The dashed line indicates the flow of funds during a restricting event. During a restricting event, only the most senior class of certificates outstanding receives principal. Principal payable to more subordinate classes of certificates or the amounts payable to the residual holder are diverted to the most senior class of certificates outstanding. The chart assumes the Class A Certificates are outstanding.


CREDIT ENHANCEMENT


The credit enhancement available to the certificateholders will consist of, with respect to the Class A Certificates only, the certificate insurance policy issued by MBIA Insurance Corporation, the certificate insurer, and the subordination provisions of the trust.


CERTIFICATE INSURANCE POLICY


MBIA Insurance Corporation will issue its certificate insurance policy on November , 1998 for the benefit of the holders of the Class A Certificates. Pursuant to this policy, MBIA Insurance Corporation will unconditionally and irrevocably guarantee the payments required to be made during the term of such policy.



In the event that, on any payment date, the holders of the Class A Certificates do not receive the full amount of the payment then due to them, such shortfall (together with interest thereon at the related pass-through rate) is due and payable and will be funded either from an account which holds money for this purpose or from the proceeds of a drawing under the policy.


SUBORDINATION


The credit enhancement available for the benefit of any class of certificates is provided by each class of certificates having a lower priority of payment than such class of certificates, as well as by the trust certificate. Losses caused by defaults on the underlying contracts will be absorbed first, by the residual holder, second, by the holders of the Class B-3 Certificates, third, by the holders of the Class B-2 Certificates, fourth, by the holders of the Class B-1 Certificates and fifth, by the holders of the Class A Certificates. Thus, before any losses are allocated to a class of certificates, the certificate principal balance of each class of certificates subordinate to such class, as well as the trust certificate principal balance, must be reduced to zero.

In addition, upon the occurrence of a restricting event, amounts otherwise payable to the subordinate certificateholders and the residual holder will be suspended and shall be disbursed to the most senior class of certificates then outstanding, as a further reduction of the outstanding certificate principal balance of such class.


THE TRUST ASSETS

GENERAL

The assets of the trust will consist of:

- a segregated pool of direct finance lease and commercial loan contracts relating to a wide range of equipment, including computers and peripherals, computer software, medical and dental related equipment including dental operatories, medical, dental and veterinary diagnostic equipment including x-ray machines, blood analyzers, and other diagnostic equipment, telecommunications, general office, automotive servicing, hospitality and food services related equipment, heavy mobile construction equipment, copiers, and specialty vehicles including bucket trucks, lifts, delivery vans and trucks together with all monies received relating thereto on or after October 1, 1998;

- the security interest of the originator or its affiliate, in the equipment or other property securing such contracts;

- all funds on deposit in certain accounts relating to the contracts and the equipment;

- certain of the originator's rights under insurance policies relating to the contracts and the equipment; and

-        the note insurance policy to be issued by MBIA Insurance Corporation.

Any security deposits received by the servicer with respect to the contracts will be retained by the servicer, and such amounts will not be available to the trust in the event of the liquidation of the related contracts.

ORIGINATION AND ACQUISITION

Each contract was previously originated by either:

- a third-party unaffiliated with First Sierra, each, a "source," and acquired by First Sierra through its "private label program"; or

-        First Sierra directly through its "vendor or broker program."

All of the contracts:

-        which are in the form of leases are characterized as "finance leases;"

- require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual, or annual basis, in arrears or in advance. Such periodic payments are referred to herein as "scheduled payments;"

- require that the obligor under such contract assumes all responsibility with respect to the related equipment, including the obligation to pay all costs relating to its operation, maintenance, repair and, with certain exceptions described herein, insurance or self insurance; and

- contain "hell or high water" provisions, which unconditionally obligate the obligor to make all scheduled payments without setoff.

STATISTICAL INFORMATION

The statistical information of the contracts presented in this prospectus supplement is based on the pool of contracts that existed on October 1, 1998, the "statistic calculation date" and was calculated using an assumed discount
rate of   %. The statistical distribution of the characteristics of the
contracts as of November   , 1998 for the final contract pool is calculated
using an actual discount rate of   %, and will vary somewhat from the
statistical distribution of such characteristics as of the statistic calculation date. However, such characteristics will not vary by more than 5% (measured by the aggregate discounted contract principal balance) on the date investors make their investment decision.

The "discounted contract principal balance" with respect to any contract, on any date of determination, is the sum of the present value of all of the remaining scheduled payments becoming due under such contract after the end of the prior collection period, discounted monthly at the actual discount rate. The discounted contract principal balance of any defaulted contract, early termination contract, or expired contract or contract assigned back to First Sierra pursuant to the pooling and servicing agreement shall be equal to zero.


The "aggregate discounted contract principal balance" as determined from time to time is the sum of the discounted contract principal balances of all contracts.

As of the statistic calculation date, all of the contracts had the following characteristics:

- a statistical aggregate discounted contract principal balance of approximately $________.

-      discounted contract principal balances ranging from $____ to $_____;

-      an average discounted contract principal balance of approximately $_____;

- an original term to maturity of __ months to __ months, with a weighted average original term to maturity of approximately __ months;

- a remaining term to maturity of not less than __ months and not more than __ months, with a weighted average remaining term to maturity of approximately __ months; and

- no more than ____% of the statistical discounted contract principal balance attributable to any one obligor.

On November __, 1998, the statistical characteristics of the contracts pool will meet the following guidelines (percentages are measured as of October 1, 1998, and are measured by:

-      the initial aggregate discounted contract principal balance):

- the average original equipment cost of the equipment is less than or equal to $______;

-      the terms of the contracts range from __ to ___ months;

- the final scheduled payment date on the contract with the latest maturity is __________, 20__;

- the maximum concentration of contracts relating to a single obligor will be a percentage less than or equal to ____%;

- the contracts relating to the top ten obligors will comprise a percentage less than or equal to ___%;

- the maximum concentration of contracts relating to a single source will be a percentage less than or equal to ___%;

- the maximum concentration of contracts in a single state will be less than or equal to ___%, except that with respect to the State of California, the concentration shall be limited to ___%; and

- not more than 1% will be comprised of contracts which are leases to a government or a municipality.

For a further description of the Equipment and the Contracts, see "The Receivables."

SERVICING

The servicer is responsible for servicing, managing and administering the contracts and the equipment and enforcing and making collections on the contracts. The servicer is required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the servicer.

For a further description of the servicer and the servicer's delinquency and loss experience, see "The Servicer."

SUBSTITUTIONS AND MODIFICATIONS

First Sierra is allowed to transfer to the trust substitute contracts in exchange for defaulted contracts, early termination contracts, or contracts as to which a warranty event or casualty loss has occurred. Such substitutions are subject to the following conditions:

- on a cumulative basis the sum of the discounted contract principal balance of all substitute contracts cannot exceed 10% of the aggregate discounted contract principal balance of all contracts as of October 1, 1998;

- the substitute contracts being transferred must have a discounted contract principal balance that is greater than the discounted contract principal balance of the contracts being replaced; and

- no substitution shall be permitted if, as a result thereof, (X) the sum of the scheduled payments on all contracts due in any collection period thereafter would be less than or increase the amount by which it is less than (Y) the sum of the scheduled payments which would otherwise be due in such collection period.


The servicer may waive, modify or vary any term of a contract if the servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the certificateholders.

However, the servicer will covenant in the pooling and servicing agreement that:


-        it will not forgive any payment of rent, principal or interest;

- unless an obligor is in default, it will not permit any modification with respect to a contract which would defer the payment of any principal or interest or any scheduled payment or change the final maturity date on any contract except as necessary to effect recovery under defaulted contracts; in no circumstances will a change in the final maturity date of any contract be allowed if such new maturity date is later than the latest maturity date of any other contract then held by the trust; and

- the servicer may accept prepayment in part or in full subject to certain limitations as more fully described in this prospectus supplement.

ADVANCES

In the event that any obligor fails to remit its full scheduled payment due in a collection period by the determination date related to such collection period, the servicer may make an advance from its own funds of an amount equal to such unpaid scheduled payment, if the servicer, in its sole discretion, determines that eventual repayment of such advance is likely from collections from or on behalf of the related obligor.


The pooling and servicing agreement provides for the reimbursement of the servicer for such advances.

For a further description of the servicer's obligation to make advances, see "Description of the Certificates - Servicer Advances."


REPURCHASES FOR BREACHES OF REPRESENTATIONS AND WARRANTIES


If the interest of the trust in any of the equipment, the related contract, or the related contract file is materially adversely affected by a breach of a representation or warranty made by First Sierra with respect to such contract and if such breach has not been cured within thirty days of discovery of such breach, First Sierra, as originator or as servicer, as the case may be, will be obligated to accept the reconveyance of a contract and the related equipment from the trustee and to deposit the repurchase amount in the collection account.

For a further description of First Sierra's repurchase obligations, see "Description of the Certificates - Representations and Warranties of First Sierra."


CERTAIN LEGAL ASPECTS OF THE CONTRACTS

The sellers will warrant that:

- the transfer by the sellers to the trust of the contracts and the security interest in the related equipment is a valid transfer and assignment of the contracts and the security interest in the related equipment; and

- if the transfer by the sellers to the trust is deemed to be a grant to the trust of a security interest in the contracts and the related equipment, then the trust will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof.


The servicer will be required to take such action as is required to perfect the trust's interest in the contracts and the equipment except as discussed below with respect to the equipment. If the sellers, the servicer or the trustee, while in possession of an item of the contracts, sells or pledges and delivers such contracts to another party, in violation of the pooling and servicing agreement, there is a risk that the purchaser could acquire an interest in such contracts having priority over the trust's interest.

The sellers and the trust will file financing statements in accordance with the Uniform Commercial Code as in effect in the applicable jurisdiction (the "UCC") evidencing the security interest of the trustee in the trust assets as follows:


- a UCC-1 financing statement with respect to the assignment of all contracts by the sellers to the trust pursuant to the receivables transfer agreement; and


- a UCC-1 financing statement with respect to the assignment of all contracts by the trust to the trustee.


First Sierra has filed UCC-3 financing statements with respect to contracts originated by a source as to which the related equipment had an original cost of $75,000 or more and UCC-1 financing statements with respect to contracts originated by First Sierra as to which the related equipment had an original cost of $35,000 or more.


Accordingly, with respect to contracts originated by a Source as to which the related equipment had an original cost less than $75,000 and contracts originated by First Sierra as to which the related equipment had an original cost less than $35,000, none of the sellers nor the servicer has filed or will be required to file UCC financing statements in favor of the trustee identifying the equipment as collateral assigned to the trustee on behalf of the trust. In the absence of such filings, any security interest in the related equipment will not be perfected in favor of the trustee and the trustee shall have no liability with respect to such lack of perfection.


OPTIONAL REDEMPTION


The certificates may be redeemed in whole, but not in part, on any distribution date on which the residual holder exercises its option to cause the early retirement of the certificates. This can only occur after the aggregate note principal balance of each class of certificates declines to less than 10% of its original level. The redemption price is equal to the unpaid principal amount of the certificates of each class, plus accrued and unpaid interest thereon. See "Description of the Certificates - Optional Redemption."


MATERIAL FEDERAL INCOME TAX CONSEQUENCES


Dewey Ballantine LLP, tax counsel, has opined that, under existing law, the trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. The beneficial owners of the certificates must report their respective allocable shares of all income earned on the trust property and may deduct their respective allocable shares of reasonable servicing fees and other fees paid or incurred by the trust. See "Material Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.


ERISA CONSIDERATIONS


Certificates may be purchased by or with the assets of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the provisions of Section 4975 of the Internal Revenue Code of 1986. An acquisition of certificates by such an employee benefit plan is subject to the general fiduciary standards of ERISA and satisfaction of the conditions imposed under the terms of prohibited transaction exemptions granted to the underwriters. See "ERISA Considerations" herein.

RATING OF THE OFFERED CERTIFICATES

The offered certificates must receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") in order to be issued:


Class                       Rating
-----              ---------------------------
                   S&P                 Moody's
                   ----                -------
 A-1               A-1+                  P-1
 A-2               AAA                   Aaa

See "Ratings."

                                  RISK FACTORS


         In addition to the risk factors discussed in the prospectus, prospective offered certificateholders should consider, among other things, the following additional factors in connection with the purchase of the offered certificates:

         RISK OF DOWNGRADE OF INITIAL RATINGS ASSIGNED TO CERTIFICATES. It is a condition to the issuance of the offered certificates that they receive the ratings from the rating agencies set forth in the summary under the heading "Rating of the Offered Certificates." A rating is not a recommendation to purchase, hold or sell the offered certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the offered certificates address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the offered certificates pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the offered certificates are based primarily on the rating agencies' analysis of the contracts, and the equipment, and, with respect to the Class A Certificates, the subordination provided by the subordinate certificates and the trust certificate and the certificate insurance policy.

         TRANSFER OF SERVICING MAY DELAY PAYMENTS. If First Sierra were to cease acting as servicer, delays in processing payments on the contracts and information in respect thereof could occur and result in delays in payments to the certificateholders.

         RISKS ASSOCIATED WITH INABILITY OF FIRST SIERRA TO REACQUIRE CONTRACTS AND THE RELATED EQUIPMENT. First Sierra, as originator or as servicer, as the case may be, will make representations and warranties with respect to certain matters relating to the contracts and the equipment. In certain circumstances, First Sierra will be required to reacquire from the trust contracts and the related equipment with respect to which such representations and warranties have been breached. In the event that First Sierra is incapable of complying with its obligations to reacquire the contracts and the related equipment and no other party is obligated to perform or satisfy such obligations, the certificateholders may be subject to delays in receiving payments and suffer loss of their investment in the certificates.


         GEOGRAPHIC CONCENTRATIONS OF CONTRACTS AND THE RELATED EQUIPMENT. As of the statistic calculation date, obligors with respect to approximately ____%, ____% and ____% of the contracts and the related equipment (based on the aggregate discounted contract principal balance as of the statistic calculation date and mailing addresses) were located in the States of [California, Florida and Texas,] respectively. See the "Receivables" herein. Accordingly, adverse economic conditions or other factors particularly affecting these states could adversely affect the delinquency, loss or repossession experience of the trust with respect to the contracts and the equipment.

         YEAR 2000 ISSUE. The "Year 2000" issue involves computer programs and applications that were written using two digits (instead of four) to describe the applicable year. Failure to successfully modify such programs and applications to the Year 2000 compliant may have a material adverse impact on First Sierra. Exposure arises not only from potential consequences (for example, business interruption) of certain of First Sierra's own applications not being Year 2000 compliant, but also from non-compliance by significant counterparties with which First Sierra does business. Management has made inquiries of its major software vendors and has received assertions that the software programs from such vendors are Year 2000 compliant. First Sierra expects to complete testing of the software vendors' assertions by the first quarter of 1999.

                                THE RECEIVABLES

         The Receivables consist of the Contracts and a security interest in the Equipment.

THE EQUIPMENT

         The Equipment subject to the Contracts consists of small to medium sized equipment used in a wide variety of businesses consistent with small ticket equipment leasing. The equipment and other property underlying the Contracts may include, but is not limited to, the following: (i) computers and peripherals; (ii) computer software; (iii) medical and dental related equipment including dental operatories; (iv) medical, dental and veterinary diagnostic equipment including x-ray machines, blood analyzers, and other diagnostic equipment, (v) telecommunications, (vi) general office, (vii) automotive servicing, (viii) hospitality and food services related equipment; (ix) equipment utilized in the arbor industry; (x) machines tools; (xi) manufacturing process equipment; (xii) heavy mobile construction equipment; (xiii) copiers; and (xiv) specialty vehicles including bucket trucks, lifts, delivery vans and trucks.

THE CONTRACTS

         The Contracts consist of small ticket leases, and commercial loans and security interests in the related equipment or other property (i) acquired by First Sierra from small independent leasing companies on an on-going basis through the Private Label Program or (ii) originated directly by First Sierra through the Broker Program or the Vendor Program. See "First Sierra" herein.


         The Receivables consist of the Contracts and a security interest in the Equipment. As of the Statistic Calculation Date, the Contracts had an Aggregate Discounted Contract Principal Balance (calculated using an assumed discount rate of _____% (the "Statistical Discount Rate")) of approximately $____________ (the "Statistical Discounted Contract Principal Balance"). The statistical information concerning the pool of Receivables set forth herein is based upon information as of the Statistic Calculation Date and using the Statistical Discount Rate. [The actual discount rate of _____% (the "Rate") has been calculated using the actual levels of fees payable by the Trust, the actual Pass-Through Rate with respect to each class of the Class A Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates and shall be used to calculate the actual Initial Class A Certificate Principal Balance and the actual Initial Aggregate Discounted Contract Principal Balance of the Contracts.] The Initial Aggregate Discounted Contract Principal Balance of the Contracts as of the Cut-Off Date calculated using the Discount Rate is $____________. Between the Statistic Calculation Date and the Closing Date some amortization of the pool is expected to occur. In addition, certain Contracts included in the pool as of the Statistic Calculation Date may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. Moreover, certain Contracts that are not included in the pool as of the Statistic Calculation Date may be included in the final pool. While the statistical distribution of the characteristics as of the Closing Date for the final Receivables pool and calculated at the Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the Statistic Calculation Date and calculated at the assumed Discount Rate as presented in this prospectus supplement, such characteristics will not vary by more than 5% (measured by the Aggregate Discounted Contract Principal Balance).



         The "Discounted Contract Principal Balance" with respect to any Contract, on any Determination Date, is the sum of the present value of all of the remaining Scheduled Payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below; provided, however, that except to the extent expressly provided in the Pooling and Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract repurchased by First Sierra or the Servicer pursuant to the Pooling and Servicing Agreement shall be equal to zero.


         In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, on any Determination Date the Discounted Contract Principal Balance for each Contract shall be calculated assuming:

         (i) Scheduled Payments are due on the last day of each Collection
     Period;

         (ii) Scheduled Payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

         (iii) Scheduled Payments are discounted to the last day of the Collection Period prior to the Determination Date.

         The "Aggregate Discounted Contract Principal Balance" as determined from time to time is the sum of the Discounted Contract Principal Balances of all Contracts.

         All of the Contracts require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual or annual basis, in arrears or in advance. Such periodic payments are referred to herein as "Scheduled Payments."


         The Contracts have the characteristics specified in the Pooling and Servicing Agreement and described herein, and the Contracts eligible to be designated as Substitute Contracts will conform to the characteristics specified in the Pooling and Servicing Agreement and herein.


         The terms of the Contracts generally range from _____ to _____ months. The final scheduled payment date on the Contract with the latest maturity is __________, _____. As of the Statistic Calculation Date, all of the Contracts had (i) original terms to maturity of _____ months to _____ months, with a weighted average original term to maturity of approximately _____ months; and
(ii) a remaining term to maturity of not less than _____ months and not more than _____ months, with a weighted average remaining term to maturity of approximately _____ months.

         References herein to percentages of Obligors refer in each case to the percentage of the Statistical Discounted Contract Principal Balance of the Contracts as of the Statistic Calculation Date.

         As of the Statistic Calculation Date, the Discounted Contract Principal Balances of the Contracts ranged from $_____ to $_____. No more than _____% of the Statistical Discounted Contract

Principal Balance is attributable to any one Obligor, and the average Discounted Contract Principal Balance is approximately $_____.

         The Servicer is permitted to allow an Obligor to prepay a Contract in an amount not less than the related Prepayment Amount. In addition, in the event that an Obligor requests an upgrade or trade-in of Equipment, the Servicer may remove such Equipment and related Contract from the Trust Assets, but only upon payment of an amount equal to the sum of (i) the Discounted Contract Principal Balance as of the first day of the Collection Period preceding such removal,
(ii) one month's interest thereon at the Discount Rate, and (iii) any Scheduled Payments due and outstanding under such Contract that have not been paid by the Obligor (collectively, the "Repurchase Amount").

SUBSTITUTIONS AND MODIFICATIONS


         First Sierra may, with the consent of the Certificate Insurer, substitute one or more Contracts and provide a security interest in the related Equipment for and replace one or more Contracts and terminate the security interest in the related Equipment that (i) becomes a Defaulted Contract, a Prepayment or an Early Termination Contract or (ii) is required to be repurchased by First Sierra pursuant to the Pooling and Servicing Agreement.



         Each Substitute Contract shall be a Contract which satisfies certain representations and warranties set forth in the Pooling and Servicing Agreement (a "Substitute Contract") as of the related Substitute Contract Cut-Off Date. In addition, the following conditions must be satisfied:


         (i) on a cumulative basis from the Cut-Off Date, the sum of the Discounted Contract Principal Balance (as of the related Substitute Contract Cut-Off Date) of such Substitute Contracts does not exceed 10% of the Initial Aggregate Discounted Contract Principal Balance of all Contracts as of the Cut-Off Date;

         (ii) as of the related Substitute Contract Cut-Off Date, the Substitute Contracts then being transferred have a Discounted Contract Principal Balance that is not less than the Discounted Contract Principal Balance of the Contracts being replaced; and

         (iii) no substitution shall be permitted if, as a result thereof, (X) the sum of the Scheduled Payments on all Contracts due in any Collection Period thereafter would be less than or increase the amount by which it is less than (Y) the sum of the Scheduled Payments which would otherwise be due in such Collection Period.


         The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Certificateholders or the Certificate Insurer. However, the Servicer will covenant in the Pooling and Servicing Agreement that
(i) it will not forgive any payment of rent, principal or interest, (ii) unless an Obligor is in default, it will not permit any modification with respect to a Contract which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Contract except as necessary to effect recovery under Defaulted Contracts; provided, however, that no change in the final maturity date of any Contract shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Contract then held by the Trust, and (iii) the Servicer may accept Prepayment in part or in full; provided, further, that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Obligor and (y) such partial Prepayment will not reduce the Discounted Contract Principal Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate, accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Contract Principal Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to accurately recalculate the Discounted Contract Principal Balance, and the allocation of Scheduled Payments to principal and interest.


         Pursuant to the Pooling and Servicing Agreement, the Servicer will manage, administer, service and make collections on the Contracts, in accordance with the terms of the Pooling and Servicing Agreement, the Contracts, the Servicer's current credit and collection policies and applicable law and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers leases of similar credit quality for itself or others, if any, giving due consideration to customary and usual standards of practice of prudent institutional small ticket equipment finance lease servicers and, in each case, taking into account its other obligations under the Pooling and Servicing Agreement (collectively, the "Servicing Standard"). The Servicer shall use commercially reasonable best efforts consistent with the Servicing Standard and its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any Equipment that it has reasonably determined should be repossessed or otherwise converted following a default under the Contract, remarket, either through sale or re-lease, the Equipment upon the expiration of the term of the related Contract and act as sales and processing agent for Equipment which it repossesses. The Servicer shall follow such practices and procedures as are consistent with the Servicing Standard and as it shall deem necessary or advisable and as shall be customary and usual in its servicing of equipment leases and other actions by the Servicer in order to realize upon such a Contract, which may include reasonable efforts to enforce any recourse obligations of Obligors and repossessing and selling the Equipment at public or private sale. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not be required to expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the proceeds and recoveries on such Equipment by an amount greater than the amount of such expenses.


         Following is certain statistical information relating to the Receivables pool, calculated as of the Statistic Calculation Date and assuming a statistical Discount Rate of [6.544%.] Certain columns may not total 100% due to rounding.

         DISTRIBUTION OF THE CONTRACTS BY DISCOUNTED CONTRACT PRINCIPAL
                                     BALANCE


                                                                                                          Percentage of
                                                                       Statistical                     Statistical Discounted
          Discounted Contract                    Number of         Discounted Contract                        Contract
           Principal Balance                     Contracts          Principal Balance                    Principal Balance
          -------------------                    ---------         -------------------                 ----------------------
 Greater                    Less Than or
  Than                        Equal to
--------                    ------------
$      1                     $  5,000                              $                                                        %
   5,000                       10,000
  10,000                       15,000
  15,000                       20,000
  20,000                       25,000
  25,000                       30,000
  30,000                       35,000
  35,000                       40,000
  40,000                       45,000
  45,000                       50,000
  50,000                       55,000
  55,000                       60,000
  60,000                       65,000
  65,000                       70,000
  70,000                       75,000
  75,000                       80,000
  80,000                       85,000
  85,000                       90,000
  90,000                       95,000
  95,000                      100,000
 100,000                      150,000
 150,000                      200,000
 200,000                      250,000
 250,000                      300,000
 300,000                      350,000
 350,000                      400,000
 400,000                      450,000
 450,000                      500,000
 500,000                      600,000
 600,000                      750,000
=============================================================================================================================
Total............................................                  $                                                  100.00%
=============================================================================================================================

       DISTRIBUTION OF THE CONTRACTS BY DEFINED OBLIGOR INDUSTRY (TOP 25)


                                                                                      Statistical                  Percentage of
                                                                   Number              Discounted                   Statistical
                                                                     of                 Contract                Discounted Contract
             Industry Type                                        Contracts         Principal Balance            Principal Balance
             -------------                                        ---------         -----------------            -----------------
Offices and Clinics of Dentists                                                     $                                            %
Offices and Clinics of Medical Doctors
Veterinary Services
Eating Places
Automotive Dealers, NEC
Business Services, NEC
Offices and Clinics of Chiropractors
Eating and Drinking Places
Hotels and Motels
Gasoline Service Stations
Lawn and Garden Services
Local Trucking, Without Storage
Offices and Clinics of Optometrists
Veterinary Services for Livestock
Grocery Stores
Commercial Printing, Lithographic
Equipment Rental & Leasing
Miscellaneous Retail Stores
Miscellaneous Food Stores
Drug Stores and Proprietaries
Landscape and Horticulture
Home Health Care Services
Engineering Services
Computer Related Services
Top & Body Repair Painting
------------------------------------------------------------------------------------------------------------------------------------
Total (Top 25 Defined Industries)........................................           $                                            %
------------------------------------------------------------------------------------------------------------------------------------
All Others...............................................................           $                                            %
====================================================================================================================================
Total      ..............................................................           $                                      100.00%
====================================================================================================================================

            DISTRIBUTION OF THE CONTRACTS BY OBLIGOR BILLING ADDRESS



                                                                  Statistical                      Percentage of
                                          Number of           Discounted Contract             Statistical Discounted
                     State                Contracts            Principal Balance            Contract Principal Balance
                     -----                ---------           -------------------           --------------------------
Alabama                                                       $                                                      %
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Washington, D.C.
West Virginia
Wisconsin
Wyoming
====================================================================================================================================
Total.................................                        $                                                100.00%
====================================================================================================================================

           DISTRIBUTION OF THE CONTRACTS BY REMAINING TERM TO MATURITY

--------------------------------------------------------------------------------------------------------------------
  Remaining Term in
       Months
--------------------------------------------------------------------------------------------------------------------
                                                                                                    Percentage of
                                                                        Statistical                  Statistical
Greater              Less Than               Number                 Discounted Contract          Discounted Contract
 Than               or Equal to           of Contracts               Principal Balance            Principal Balance
-------             -----------           ------------              -------------------          -------------------
   1                     12                                         $                                              %
  12                     24
  24                     36
  36                     48
  48                     60
  60                     72
  72                     84
  84                     96
--------------------------------------------------------------------------------------------------------------------
Total.............................                                  $                                        100.00%
====================================================================================================================




           DISTRIBUTION OF THE CONTRACTS BY ORIGINAL TERM TO MATURITY

--------------------------------------------------------------------------------------------------------------------
   Original Term in Months
--------------------------------------------------------------------------------------------------------------------
                                                                                                    Percentage of
                                                                        Statistical                  Statistical
Greater              Less Than               Number                 Discounted Contract          Discounted Contract
 Than               or Equal to           of Contracts               Principal Balance            Principal Balance
-------             -----------           ------------              -------------------          -------------------
   1                     12                                         $                                              %
  12                     24
  24                     36
  36                     48
  48                     60
  60                     72
  72                     84
  84                     96
--------------------------------------------------------------------------------------------------------------------
Total.............................                                  $                                        100.00%
====================================================================================================================



                                   THE SELLERS

         Certain affiliates and certain trusts sponsored by the Originator or its affiliates, including investors related thereto (the "Sellers") will transfer the Receivables to the Trust pursuant to the Receivables Transfer Agreement, dated as of October 1, 1998, among First Sierra, First Sierra Receivables III, Inc., Prudential Securities Credit Corporation, First Union National Bank, Variable Funding Capital Corporation, Bankers Trust Company and the Trust.


         The Sellers will warrant to the Trust in the Receivables Transfer Agreement that the transfer of the related Receivables to the Trust is a valid transfer of the Receivables to the Trust. In addition, the Sellers and the Trust will treat the transactions described herein as an absolute conveyance of the Receivables to the Trust, and the Trust will take all actions that are required to perfect the Trust's ownership interest in the Receivables. Notwithstanding the foregoing, if First Sierra were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of the Receivables to the Trust should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Trust could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Trust is recharacterized as a pledge, then a tax or government lien on the property of First Sierra arising before the transfer of Receivables to the Trust may have priority over the Trust's interest in such Receivables. If the transfer of Receivables to the Trust is treated as a sale, the Receivables would not be part of First Sierra's bankruptcy estate and would not be available to First Sierra's creditors.

                                  FIRST SIERRA

         For a discussion regarding First Sierra Financial Inc. ("First Sierra") and its origination programs and underwriting guidelines, see "FIRST SIERRA" in the Prospectus.

                                  THE SERVICER

         First Sierra Financial, Inc., a Delaware corporation (in its separate capacity as Servicer, the "Servicer"), was founded in June 1994. Its principal office is located at 600 Travis Street, Suite 7050,

Houston, Texas 77002. Since its incorporation through March 31, 1998, First Sierra has acquired over $830 million of contracts for equipment and other property. First Sierra, is a publicly traded company and its common stock is listed on the Nasdaq National Market System under the symbol "FSFH."


         As of June 30, 1998, First Sierra had 376 full time employees, of which 75 were engaged in credit and collection activities, 150 were engaged in servicing and general administration activities and 151 were engaged in marketing activities.

DELINQUENCY AND LOSS EXPERIENCE

         The tables set forth below present certain information regarding the delinquency and loss experience of the Servicer's portfolio of contracts for equipment and other property for the periods indicated. There can be no assurance that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the Contracts. Through June 30, 1998, the Servicer had incurred net charge-offs of $______.


                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)


                         For the
                       Year Ended            For the
                       December 31,        Year Ended                  For the Year Ended                For the Quarter
                          1995          December 31, 1996               December 31, 1997              Ended June 30, 1998
                       -----------------------------------------------------------------------------------------------------------
                                   Private  Broker/             Private   Broker/                Private   Broker/
                       Total(1)    Label    Vender   Total      Label     Vender     Total       Label     Vendor    Total
                       -----------------------------------------------------------------------------------------------------------
Gross Remaining
Contract Receivable    $83,687    $244,049   $13,185  $257,234  $422,290  $189,068   $611,358    $498,128   $265,435  $837,940

31 - 60 days past due     2.53%     2.46%      1.25%     2.40%     1.86      1.90%      1.87%       1.91%      0.88%     1.07%

61 - 90 days past due     0.45%     0.81%      0.21%     0.78%     0.60      0.50%      0.57%       0.63%      0.49%     0.57%

Over 90 days past due     0.08%     0.35%      0.00%     0.33%     0.38      0.36%      0.37%       0.40%      0.76%     0.55%

Total                     3.06%     3.62%      1.46%     3.51      2.84      2.76%      2.81%       2.22%      2.13%     2.19%
----------------------------------------------------------------------------------------------------------------------------------


                                 LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                For The          For The                   For The
                                Year Ended       Year Ended                Year Ended
                                December 31,   December 31,             December 31,                   For The Quarter
                                   1995            1996                     1997                      Ended June 30, 1998
                                -----------    --------------   -----------------------------   ----------------------------
                                Private         Private             Private       Broker/           Private      Broker/
                                Label(2)        Label(2)            Label         Vender            Label       Vendor
                                --------------------------------------------------------------------------------------------
Average servicing portfolio     $30,561         $124,592            $260,011      $61,954           $373,776    $187,449

Net losses                           $0              $25                $222         $362               $250        $741

Percentage of average
servicing portfolio               0.00%            0.02%               0.09%        0.58%              0.07%       0.40%

------------------------

(1) All contracts outstanding as of December 31, 1995 were acquired under First Sierra's Private Label Program.

(2) Because First Sierra did not establish its Broker/Vendor Programs until July, 1996, the figures provided for the years ended December 31, 1995 and December 31, 1996 only relate to the Private Label Program.

     The tables above include delinquency and loss experiences for the Servicer's overall contract portfolio. Delinquency statistics have declined over the reported periods due to continued generally favorable economic conditions and consistent application of credit underwriting standards. The overall net loss performance has remained consistent within a few basis points of historical performance. The increases in the total dollar amount of the net losses is due to the increase in the total number of leases acquired.

         While the above delinquency and loss experiences are typical of the Servicer's experiences at the date for the periods indicated, there can be no assurance that the delinquency and loss experiences on the Contracts will be similar. Accordingly, the information should not be considered to reflect the credit quality of the Contracts included in the Trust, or as a basis of assessing the likelihood, amount or severity of losses on the Contracts. The Contracts, in general, are likely to have characteristics which distinguish them from the majority of the contracts in the Servicer's servicing portfolio.

COLLECTION POLICIES


For a discussion of the Servicer's collection policies, see "THE SERVICER -- Collection Policies" in the Prospectus.

                               LEGAL PROCEEDINGS


         As of the date of this prospectus supplement, First Sierra is involved in various lawsuits arising in the ordinary course of its business. In the opinion of management of First Sierra, the outcome of these matters will not have a material adverse effect on the financial condition or results of operations of First Sierra. As of the date of this prospectus supplement is not involved in any legal proceedings.


                             FORMATION OF THE TRUST


GENERAL


     The Trust, First Sierra Equipment Contract Trust 1998-1, is a grantor trust formed in accordance with the laws of the State of New York, pursuant to the Pooling and Servicing Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. Upon formation, the Trust will not engage in any business activity other than (i) acquiring, holding and managing the Receivables, (ii) issuing the Certificates and the Trust Certificate and (iii) distributing payments thereon. As described under "Description of the Certificates - Servicing Compensation and Payment of Expenses," a portion of the monthly collections with respect to the Contracts will be paid to the Servicer as servicing compensation and to the Certificate Insurer and the Trustee as fees. All other expenses of the Trust will be paid as provided in the Pooling and Servicing Agreement.







THE TRUSTEE



         Bankers Trust Company is the Trustee under the Pooling and Servicing Agreement. Bankers Trust Company is a New York banking corporation, the principal offices of which are located at Four Albany Street, New York, New York 10006. The Trustee's duties in connection with the Notes is limited solely to its express obligations under the Pooling and Servicing Agreement.

THE TRUST ASSETS


         The Trust Assets will consist of the Equipment, the Contracts and any Scheduled Payments, Final Scheduled Payments and Defaulted Contract Recoveries to be made by Obligors (but not including any payments due on or prior to the Cut-Off Date); any guaranties of an Obligor's obligations under a Contract; with respect to any Contract, copies of the Contract, any UCC financing statement and other original documents related to the Contract, the application of the related Obligor, documentation evidencing the information with respect to such Contract input into the computerized electronic contract management system maintained by the Servicer for all Contracts and other agreements similar to the Contracts, and any other information required by the Certificate Insurer or the Servicer pursuant to its customary policies and procedures (the "Contract Files"); the insurance policies maintained by the Obligors with respect to the Equipment (the "Insurance Policies") and the proceeds of such Insurance Policies; any rights of the Trust under the Receivables Transfer Agreement (including the right to instruct First Sierra to exercise any unassignable rights of enforcement under the Contracts and any guaranties thereof); funds from time to time deposited in the Collection Account; and any and all income and proceeds of the foregoing. The Trust Assets will not include any security deposits received by the Servicer with respect to the Contracts. Because the Trust does not have any operating history and will not engage in any business activity other than owning the Trust Assets, issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.



          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION


         As of the date of this prospectus supplement, the Trust has not had an operating history. The net proceeds of the sale of the Offered Certificates will be employed to purchase the Contracts. The Trust was formed for the limited purposes of (i) the purchase of equipment contracts from First Sierra and its affiliates, (ii) the issuance of certificates collateralized by its assets and
(iii) engaging in acts incidental, necessary or convenient to the foregoing.



                      DESCRIPTION OF THE CERTIFICATES



         The Certificates will be issued pursuant to the Pooling and Servicing Agreement to be entered into by the Servicer, the Trust and the Trustee. The Servicer will provide a copy of the Pooling and Servicing Agreement to subsequent Certificateholders without charge on written request addressed to it at 600 Travis Street, Suite 7050, Houston, Texas 77002.



         The following summary describes material terms of the Receivables Transfer Agreement and the Pooling and Servicing Agreement. The summary does not purport to be complete. Wherever provisions of the Receivables Transfer Agreement and the Pooling and Servicing Agreement are referred to, such provisions are hereby incorporated herein by reference.


GENERAL


         The obligations evidenced by the Certificates are recourse to the assets of the Trust only and are not recourse to the Depositor, First Sierra, the Servicer, the Trustee or any other Person.



         The Trust will agree in the Pooling and Servicing Agreement and in the respective Offered Certificates to pay to the Class A-1 Certificateholders and the Class A-2 Certificateholders (i) an amount of principal equal to the Initial Certificate Principal Balance thereof and (ii) Certificate Interest thereof, in each case, at the times, from the sources and on the terms and conditions set forth in the Pooling and Servicing Agreement and in the respective Offered Certificates.

         The _____% Class A-1 Equipment Contract Backed Certificates (the
"Class A-1 Certificates") in the initial principal amount of $_____________, the _____% Class A-2 Equipment Contract Backed Certificates (the "Class A-2 Certificates" and, together with the Class A-1 Certificates, the "Class A Certificates" or the "Offered Certificates") in the initial principal amount of $____________, which Offered Certificates aggregate $_____ in initial principal amount (the "Initial Class A Certificate Principal Balance"), will each be issued pursuant to the Pooling and Servicing Agreement. The Initial Class A Certificate Principal Balance to be issued hereunder is equal to approximately _____% (the "Class A Percentage") of the Initial Aggregate Discounted Contract Principal Balance of the Contracts. Each Class of Offered Certificates will initially be issued in book-entry form only through The Depository Trust Company in minimum denominations of $1,000 and integral multiples thereof. Payments on the Offered Certificates are required to be made by the Trustee on each Payment Date.



         The first Payment Date for distributions to the Offered Certificateholders will be ________. Payments are required to be made by the Trustee, by check mailed or, if requested by the Certificateholder, by wire transfer of immediately available funds, to Certificateholders entitled thereto at the address appearing on the certificate register on the Record Date, which, for so long as the Offered Certificates are in book-entry form through The Depository Trust Company, will be Cede & Co.



         In addition to the Offered Certificates, the Trust will also issue four classes of subordinate securities, the _____% Class B-1 Equipment Contract Backed Certificates (the "Class B-1 Certificates"), the _____% Class B-2 Equipment Contract Backed Certificates (the "Class B-2 Certificates"), the _____% Class B-3 Equipment Contract Backed Certificates (the "Class B-3 Certificates" and, collectively with the Class B-1 Certificates and the Class B-2 Certificates, the "Subordinate Certificates" and the Subordinate Certificates, collectively with the Offered Certificates, the "Certificates") and the Trust Certificate (the "Trust Certificate," together with the Subordinate Certificates, the "Subordinate Securities," and collectively with the Subordinate Certificates and the Class A Certificates, the "Securities").



         The Subordinate Certificates and the Trust Certificate are not offered hereby, and will be issued initially to the Residual Holder. The Residual Holder expects that some of the Subordinate Certificates will be privately placed with one or more qualified institutional investors. The Residual Holder will be required to retain the Trust Certificate.




         One hundred percent of the Class A Insured Distribution Amount due to the Class A Certificateholders on each Payment Date is insured by the Certificate Insurer under the Certificate Insurance Policy. See "The Certificate Insurance Policy and the Certificate Insurer."


CONVEYANCE OF RECEIVABLES

         On the Closing Date, the Trust will acquire from the Sellers all the right, title, and interest of the Sellers in and to (a)(i) any Equipment that is owned by the Sellers and any and all income and proceeds from such Equipment, but subject to the rights of the Obligor to quiet enjoyment of such Equipment under the related Contract and (ii) any security interest of the Sellers in any of the Equipment that is not owned by the Sellers; (b) the Contracts, including, without limitation, all Scheduled Payments,

Defaulted Contract Recoveries and any other payments due or made with respect to the Contracts after the Cut-Off Date relating to such Contracts; (c) any guarantees of an Obligor's obligations under a Contract; (d) all other documents in the Contract Files relating to the Contracts, including, without limitation, any UCC financing statements related to the Contracts or the Equipment; (e) any Insurance Policies and Insurance Proceeds with respect to the Contracts; (f) all amounts on deposit in the Collection Account; and (g) any and all income and proceeds of any of the foregoing; provided, however, that the transfer shall not include the Initial Unpaid Amounts relating thereto (collectively, the "Receivables").


         The Trustee will have possession of the Contracts and the Contract Files, and the Servicer will retain copies of any other documents which relate to the Receivables, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Receivable. Prior to transfer of the Receivables to the Trust, the Servicer will cause its electronic ledger to be marked to show that such Receivables have been transferred from First Sierra to the Trust, and First Sierra and the Trust will each file UCC financing statements reflecting the transfer and assignment of the Receivables in certain jurisdictions, as required by the Receivables Transfer Agreement and the Pooling and Servicing Agreement. See "Certain Legal Aspects of the Receivables" in the prospectus.


REPRESENTATIONS AND WARRANTIES OF FIRST SIERRA


         First Sierra, as Originator or as Servicer, as the case may be, will make certain warranties in the Pooling and Servicing Agreement (as of the Closing Date with respect to the Contracts and, with respect to a Substitute Contract, as of the date on which the Trust acquires such Substitute Contract (each, a "Transfer Date"), the benefits of which will be assigned to the Trust and then to the Trustee, including that:



* no provision of any Contract has been waived, altered or modified in any respect, except by instrument or documents contained in its Contract File and identified by First Sierra and no modification or amendment of any Contract would individually or in the aggregate materially and adversely affect the Trustee's rights thereunder or has reduced the amount of any Scheduled Payment (or the aggregate Scheduled Payments) owing thereunder or extended the expiration date thereof;


* each Contract is a valid and binding payment obligation of the related
  Obligor and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies) and is in full force and effect;

* each Contract contains a "hell or high water" clause under which the Obligor's obligations are non-cancelable and unconditional and not subject to any right of set-off, defense, abatement, counterclaim, reduction or recoupment;

* no Contract is or will be subject to rights of rescission, set-off, counterclaim or defense, and each Contract provides for acceleration of the Scheduled Payments upon default by the Obligor;

* the Contracts, at the time they were made, did not violate the laws of any applicable state or of the United States, including, without limitation, usury, truth-in-lending and equal credit opportunities laws applicable to such Contract;

* no Contract permits the prepayment or early termination thereof at the option of the Obligor for an amount that is less than the Prepayment Amount related to such Contract;

* no Contract provides for the substitution, addition or exchange of any item of Equipment which would result in any reduction of payments due under such Contract;

* all of the Contracts require the Obligor to maintain the Equipment in good working order, to bear all the costs of operating the Equipment, including taxes and insurance relating thereto;

* the Contract provides for periodic Scheduled Payments, which are principally due and payable on a monthly, quarterly, semi-annual, or annual basis;

* in an event of a Casualty Loss, such Contract requires the Obligor, at the Obligor's expense, to (a) replace the Equipment with like equipment in good repair, or (b) pay the sum of all unpaid rent and other payments due under the Contract, all accelerated future payments due under the Contract (discounted to present value payoff amount) and the booked residual value of the Equipment;

* under the terms of the Contract the Obligor may not elect to utilize its security deposit to offset any Scheduled Payment;

* if obtained during the original approval, the Contracts provide a personal guarantee of the Obligor;

* all of the Contracts originated by a Source permit the Source to accelerate Scheduled Payments if an Obligor is in default under the Contract;

* all the Contracts meet the Originator's credit and collections policies and procedures;

* each Source has entered into valid sale and assignment of each Contract originated by such Source;

* each Contract conveyed includes only the remaining, in the event the Contract does not include all original Scheduled Payments under the Contract, non-cancelable Scheduled Payments (provided that such remaining Scheduled Payments do not exceed an amount greater than 84);

* the right, title and interest of the Originator or its affiliates in and to each Contract and the related Equipment have not been sold, transferred, assigned or pledged by such entities to any other Person (or any such pledge has been released as evidenced by releases of collateral) and at the time of the conveyance of such Contract to the Trust, the Trust will be the sole owner of such Contract and the rights thereunder in and to the related Equipment and will have good and marketable title to each Contract and will have the power to convey such Contract and assign its interest in the related Equipment free and clear of any liens;


* as of the Closing Date, all action required by the Receivables Transfer Agreement and the Pooling and Servicing Agreement shall have been taken by the Originator or its affiliates to convey all of its right, title and interest in and to the Contracts and the related Equipment to the Trust;



* all filings (including UCC filings) necessary to evidence the conveyance of the Contracts to the Trust and to perfect the first perfected priority security interest of the Trustee in the Contracts and the Originator's interest in related Equipment in accordance with the filing requirements of the Receivables Transfer Agreement and the Pooling and Servicing Agreement have been made in all appropriate jurisdictions and are in full force and effect;


* as of the Cut-Off Date, no Obligor will have been released, in whole or in part, from any of its obligations in respect of any such Contract; no such Contract will have been satisfied, canceled, extended or subordinated, in whole or in part, or rescinded, and no Equipment covered by any such Contract will have been released from such Contract, in whole or in part, nor will any instrument have been executed that would effect any such satisfaction, release, cancellation, subordination or rescission; and

* as of the initial Cut-Off Date (in each case calculated using the statistical discount rate of _____%), no one Obligor is the Obligor under Contracts for which the sum of the Statistical Discounted Contract Principal Balances exceeds $__________, no more than $____________ of the Statistical Discounted Contract Principal Balance is attributable to any 10 Obligors and the average original cost (based on GAAP) of the Equipment subject to the Contracts shall not exceed $100,000.

         First Sierra will make similar representations and warranties with respect to Substitute Contracts as of the date of the related transfer of such Substitute Contracts. Such representations and warranties will survive the transfer of the Substitute Contracts to the Trust.


         Under the terms of the Pooling and Servicing Agreement, First Sierra will be obligated to accept the reconveyance of any Receivables and deposit the Repurchase Amount on or before the end of the calendar month following the month of its discovery or receipt of notice of a breach of a representation or warranty that materially adversely affects such item of Receivables, which breach has not been cured or waived in all material respects. This obligation to accept the reconveyance of the Receivables and remit the Repurchase Amount will constitute the sole remedy against First Sierra available to the Depositor, the Trust, the Trustee and the Certificateholders for a breach of a representation or warranty made by First Sierra with respect to the required characteristics of the Receivables.


INDEMNIFICATION


The Pooling and Servicing Agreement will provide that the Servicer will defend and indemnify the Depositor, First Sierra, the Trustee, the Trust and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from (i) the use, repossession or operation by the Servicer or any affiliate thereof of any Equipment and (ii) (A) the failure of the Servicer to perform its duties under the Pooling and Servicing Agreement or (B) in the case of the Trustee, the performance of their respective duties, except to the extent that such cost, expense, loss, damage, claim or liability resulted from the Trustee's gross negligence or willful misconduct. First Sierra's obligations, as Servicer, to indemnify the Depositor, the Certificate Insurer, the Trustee, the Trust and the Certificateholders for acts or omissions of First Sierra as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer. Such indemnification does not extend to indirect, incidental, special or consequential damages.


THE ACCOUNTS


         The Servicer is required to establish and maintain in accordance with the Pooling and Servicing Agreement two accounts: the Lockbox Account and the Collection Account. The Collection Account is to be held by the Trustee in the name of the Trust and for the benefit of Certificateholders. The Collection Account will be one or more segregated trust accounts. The Lockbox Account will be a demand deposit account maintained at Chase Bank of Texas, N.A. (the "Lockbox Bank").


         "Advance Payments" are amounts paid by an Obligor during a Collection Period with respect to amounts due from such Obligor in subsequent Collection Periods. Advance Payments will be retained in the Lockbox Account until the Determination Date relating to the Collection Period in which such Advance Payment (or portion thereof) is due in accordance with the provisions of the related Contract.


         The Pooling and Servicing Agreement permits the Servicer to direct the investment of amounts in the Collection Account in certain eligible investments that mature not later than the Business Day prior to the next succeeding Payment Date. Generally, the Residual Holder shall be entitled to any income from such investments.


SERVICER ADVANCES

         In the event that any Obligor fails to remit the full Scheduled Payment due from it with respect to a Collection Period by the Determination Date related to such Collection Period, the Servicer may make an advance from its own funds of an amount equal to such unpaid Scheduled Payment (a "Servicer Advance") if the Servicer, in its sole discretion, determines that eventual repayment of such Servicer Advance is likely from collections from or on behalf of the related Obligor. The Pooling and Servicing Agreement provides for the reimbursement of the Servicer for such Servicer Advances from first, Excluded Amounts on the subsequent Payment Date and second, to the extent not reimbursed from Excluded Amounts, funds available for distribution in the Collection Account on each subsequent Payment Date before the required payments to Certificateholders have been paid as set forth below in "Flow of Funds." If at any time First Sierra or an affiliate is no longer the Servicer, no Servicer Advances will be required. The Pooling and Servicing Agreement shall provide that, in the event that the Servicer determines that any Servicer Advances previously made are not recoverable from the related Obligor, or any Delinquent Contracts for which the Servicer has made a Servicer Advance in respect thereof become Defaulted Contracts, the Trustee shall draw on the Collection Account to repay such Servicer Advances in accordance with the provisions of the Pooling and Servicing Agreement.


FLOW OF FUNDS


         On each Determination Date, the Servicer is required to deliver to the Trustee, the Certificate Insurer and each Rating Agency a certificate (the "Servicer's Certificate") setting forth the information needed to make payments on the upcoming Payment Date.



         See "Subordination Provisions" in the Summary of Terms to this prospectus supplement for a description of the operation and effect of the "Flow of Funds" mechanics with respect to the various classes of Certificates.



         On each Payment Date, the Trustee will be required to make the following payments from the Available Funds then on deposit in the Collection Account, in the following order of priority (to the extent funds are available therefor):


                  (i) to the Servicer, any unreimbursed Servicer Advances (other than Servicer Advances for the related Collection Period);

                  (ii) to the Servicer, the Servicer Fee then due, together with any accrued and unpaid Servicer Fees from prior Collection Periods;

                  (iii) to the Servicer, any Servicing Charges, if any, deposited in the Collection Account;


                  (iv) to the Certificate Insurer, the Premium Amount then due, together with any accrued and unpaid premium amounts from prior Collection Periods;



                  (v) to the Trustee, the Trustee Fees then due, together with any Trustee Fees from prior Collection Periods;

                  (vi) to the Trustee, the Trustee Expenses then due, together with any Trustee Expenses from prior
         Collection Periods;


                  (vii) to the Class A-1 Certificateholders and to the Class A-2 Certificateholders, the Certificate Interest thereon, pari passu;

                  (viii) to the Class B-1 Certificateholders, the Certificate Interest thereon for the related Collection Period (to the extent the disbursement of such Certificate Interest will not result in an Available Funds Shortfall);



                  (ix) to the Class B-2 Certificateholders, the Certificate Interest thereon for the related Collection Period (to the extent the disbursement of such Certificate Interest will not result in an Available Funds Shortfall);



                  (x) to the Class B-3 Certificateholders, the Certificate Interest thereon for the related Collection Period (to the extent the disbursement of such) Certificate Interest will not result in an Available Funds Shortfall);




                  (xi) until the Class A Certificate Principal Balance has been reduced to zero, to the Class A Certificateholders, the sum of (a) the Base Principal Distribution Amount for Class A for such Payment Date, and (b) any Overdue Principal for Class A, such amount to be applied sequentially, with 100% of such amount being applied to reduce the applicable Certificate Principal Balance of the Class A Certificates then outstanding and having the lowest numerical designation (e.g., first to the Class A-1 Certificates) to zero before any principal payment is made to the next Class;



                  (xii) to the Certificate Insurer, the unpaid reimbursement amount, if any;



                  (xiii) until the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero, to the Class B Certificateholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Base Principal Distribution Amount for Class B-1 for such Payment Date, and (b) any Overdue Principal for Class B-1; provided, however, that if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Class B Certificateholders under this clause (xiii), shall instead be paid to the Class A Certificateholders during such time as a Restricting Event is continuing as an additional reduction of the Class A Certificate Principal Balance up to the amount necessary to reduce the Class A Certificate Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xi) above);

                             (xiv) until the Certificate Principal Balance
                   thereof has been reduced to zero, to the Class C Certificateholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Base Principal Distribution Amount for Class B-2 for such Payment Date, and
                   (b) any Overdue Principal for Class B-2; provided, however, that if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Class B-2 Certificateholders under this clause (xiv), shall instead be paid (x) to Class A Certificateholders as an additional reduction of the Class A Certificate Principal Balance up to the amount necessary to reduce the Class A Certificate Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xi) above), and
                   (y) then to the Class B-1 Certificateholders as an additional reduction of the Certificate Principal Balance of the Class B-1 Certificates up to the amount necessary to reduce such balance to zero;



                             (xv) until the Certificate Principal Balance
                   thereof has been reduced to zero, to the Class B-3 Certificateholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Base Principal Distribution Amount for Class B-3 for such Payment Date, and
                   (b) any Overdue Principal for Class B-3; provided, however, that if a Restricting Event exists on such Payment Date; the amount otherwise required to be paid to the Class B-3 Certificateholders under this clause (xv), shall instead be paid (x) to the Class A Certificate Certificateholders as an additional reduction of the Class A Certificate Principal Balance up to the amount necessary to reduce the Class A Certificate Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xi) above),
                   (y) then to the Class B-1 Certificateholders as an additional reduction of the Certificate Principal Balance of the Class B-1 Certificates up to the amount necessary to reduce such balance to zero, and (z) then to the Class B-2 Certificateholders as an additional reduction of the Certificate Principal Balance of the Class B-2 Certificates up to the amount necessary to reduce such balance to zero;

                           (xvi) to the Servicer, any other amounts due the
                  Servicer as expressly provided in the Pooling and Servicing Agreement; and


                           (xvii) to the Residual Holder, any remaining
                  amounts; provided, however, that


                                (I) if a Restricting Event does not exist on
                                     such Payment Date, but if any payment of funds to the Residual Holder on such Payment Date would result in the excess of
                                     (i) the Aggregate Discounted Contract
                                     Principal Balance as of the end of the
                                     immediately preceding Collection Period, over (ii) the sum of the Certificate Principal Balances of all Classes of Certificates (each calculated after giving effect to all payments of principal to be made on such Payment Date) being less than 3% of the Initial Aggregate Discounted Contract Principal Balance, such amount shall not be paid to the Residual Holder but shall instead be paid pursuant to this clause (xvii) to the Class A
                                     Certificateholders (in the sequential-pay fashion described in clause (xi) above), the Class B-1 Certificateholders, the Class B-2 Certificateholders and the Class B-3 Certificateholders as an additional payment of principal in an amount with respect to each such Class equal to the product of (A) a fraction, the numerator of which is the Class A Percentage, the Class B-1 Percentage, the Class B-2 Percentage, or the Class B-3 Percentage, as the case may be, and the denominator of which is the sum of the Class A Percentage, the Class B-1 Percentage, the Class B-2 Percentage and the Class B-3 Percentage and (B) the amount that would otherwise be paid to the Residual Holder pursuant to this clause
                                     (xvii); and

                                (II) if a Restricting Event exists on such
                                     Payment Date, the amount otherwise required to be paid to the Residual Holder under this clause (xvii) shall instead be paid as a payment of principal to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, as an additional reduction of the related Certificate Principal Balance up to the amount necessary to reduce such balance to zero.

As used in this prospectus supplement, the following terms have the following meanings:

         Advance Payment: With respect to a Contract and a Collection Period, any Scheduled Payment, Final Scheduled Payment or portion of either made by or on behalf of an Obligor and received by the Servicer during such Collection Period, which Scheduled Payment, Final Scheduled Payment or portion thereof does not become due until a subsequent Collection Period.


         Aggregate Initial Certificate Principal Balance: The aggregate of the Initial Certificate Principal Balances of each Class of Certificates.


         Available Distribution Amount: With respect to a Collection Period, the total of (a) the Available Funds with respect to the related Collection Period, minus (B) the Trust Operating Expenses.

         Available Funds: With respect to a Payment Date, all amounts held in the Collection Account on the related Determination Date, after taking into account all deposits required to be made on such Determination Date, plus proceeds of any Servicer Advances made on the Business Day immediately prior to the Payment Date, other than any such amounts which relate to any subsequent Collection Period.

         Available Funds Shortfall: An event which occurs on a Payment Date if the Base Principal Distribution Amount for Class A for such Payment Date exceeds the Available Distribution Amount for such Payment Date.

         Base Principal Amount: With respect to any Collection Period, an amount equal to the excess of (x) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the second preceding Collection Period over (y) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the immediately preceding Collection Period.


         Base Principal Distribution Amount: With respect to the Class A Certificates, (a) for any Collection Period prior to the Termination Date, for the Class B-1 Certificates, the Class B-2 Certificates or the Class B-3 Certificates, the product of (i) the Class A Percentage and (ii) the Base Principal Amount for such Collection Period; (b) for the Termination Date for the Class B-1 Certificates, the Class B-2 Certificates or the Class B-3 Certificates, the amount described in clause (a) above plus the portion of the Base Principal Distribution Amount for Class B-1, Class B-2 or Class B-3 as applicable, not applied as a reduction of the respective Certificate Principal Balance on such date; and (c) for any Collection Period following the Termination Date for the Class B-1 Certificates, the Class B-2 Certificates or the Class B-3 Certificates, the amount described in clause (a) above plus the B-1, Class B-2 or Class B-3, as the case may be, for such Collection Period.

         With respect to the Class B-1 Certificates, the Class B-2 Certificates or the Class B-3 Certificates and any Payment Date, the product of (a) the Class Percentage for such Class and (b) the Base Principal Amount for such Payment Date.



         Class A Insured Distribution Amount means, with respect to any Payment Date, the sum of (i) the Certificate Interest for the Class A-1 Certificates and Class A-2 Certificates, and (ii) if such Payment Date is the Maturity Date for the Class A-1 Certificates or the Class A-2 Certificates, the Certificate Principal Balance then outstanding with respect to such Class of Certificates, otherwise the excess if any, of (A) the Certificate Principal Balance of the Class A Certificates over (B) the Aggregate Discounted Contract Principal Balance of all Contracts other than Defaulted Contracts.


         Defaulted Contract. A Contract becomes a "Defaulted Contract" at the earlier of the date on which (i) the Servicer has determined in its sole discretion, in accordance with the Servicing Standard and its customary servicing procedures, that such Contract is not collectible, (ii) all or part of a Scheduled Payment thereunder is more than 180 days delinquent or (iii) that was repurchased by a Source pursuant to a Source Agreement.

         Defaulted Contract Recoveries: All proceeds of the sale of Equipment related to Defaulted Contracts and any amounts collected as judgments against an Obligor or others related to the failure of such Obligor to pay any required amounts under the related Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Contract or such

Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment.

         Delinquency Trigger Event: Exists on any Payment Date on which the average of the Delinquency Trigger Ratios for such Payment Date and the five immediately preceding Payment Dates exceeds [7.5%].


         Delinquency Trigger Ratio: With respect to any Payment Date, the quotient, expressed as a percentage of (a) the Aggregate Discounted Contract Principal Balance of all Contracts as to which all or a portion of a Scheduled Payment remained unpaid for more than 30 days from its due date, determined as of the end of the immediately preceding calendar month, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the last day of the immediately preceding calendar month (including any Contracts which were repossessed or substituted).

         Delinquent Contract: As of any Determination Date, any Contract (other than a Contract which became a Defaulted Contract prior to such Determination
Date) with respect to which all or a portion of any Scheduled Payment was not received when due by the Servicer as of the close of business on the last day of the month in which such payment was due.

         Determination Date: With respect to a Payment Date, a date which is the tenth day of the calendar month in the month in which such Payment Date occurs, or if such day is not a Business Day, the immediately preceding Business Day; provided, however, that in no event shall such Determination Date be later than two Business Days prior to such Payment Date.


         Discounted Contract Principal Balance: With respect to any Contract, on any Determination Date, the sum of the present value of all of the remaining Scheduled Payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below; provided, however, that except to the extent expressly provided in the Pooling and Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract, purchased by First Sierra pursuant to the Pooling and Servicing Agreement, shall be equal to zero.


         In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, for any date of determination the "Discounted Contract Principal Balance" for each Contract shall be calculated assuming:

         (i) Scheduled Payments are due on the last day of each Collection
Period;

         (ii) Scheduled Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

         (iii) Scheduled Payments are discounted to the last day of the Collection Period prior to the Determination Date.

         Early Termination Contract: Any Contract that has terminated pursuant to the terms of such Contract prior to its scheduled expiration date, other than a Defaulted Contract.

         Excluded Amounts: Any payments received from an Obligor or a Source in connection with any application fees, tax processing fees, wire transfer fees, express mail fees, insurance premiums, late charges and other penalty amounts, taxes, fees or other charges imposed by any governmental authority, any indemnity payments made by an Obligor for the benefit of the obligee under the related Contract or any payments collected from an Obligor or received from a Source relating to servicing and/or maintenance payments pursuant to the related Contract or maintenance agreement, as applicable, Expired Contract Proceeds or any other non-rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures plus any collections received following the end of the immediately preceding Collection Period up to the amount of the Servicer Advance made on the immediately preceding Payment Date.

         Expired Contract: Any Contract that has terminated on its scheduled expiration date.

         Final Scheduled Payment: With respect to any Contract, any payment set forth in such Contract other than the regular Scheduled Payment which is required to be paid by the related Obligor at the maturity of such Contract.

         Gross Charge-Off Event: Exists on any Payment Date on which the average of the Gross Charge-Off Ratio for such Payment Date and the five immediately preceding Payment Dates exceeds [2.5%].


         Gross Charge-Off Ratio: With respect to any Payment Date, 12 times the quotient, expressed as a percentage, of (a) the Aggregate Discounted Contract Principal Balance of all Contracts that become Defaulted Contracts during the immediately preceding calendar month less all recoveries received during the immediately preceding calendar month, including, but not limited to, Source buybacks, Source reserve fund payments, liquidation proceeds and residual proceeds, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the end of the immediately preceding calendar month. For the purposes of the calculation of the Gross Charge-Off Ratio, the Discounted Contract Principal Balance of any Contract which is a Defaulted Contract shall not be zero, but shall instead be calculated as provided in the definition of Discounted Contract Principal Balance without reference to the last proviso in such definition.


         Initial Unpaid Amount: With respect to a Contract, the excess of (x) the aggregate amount of all Scheduled Payments due prior to the Cut-Off Date over (y) the aggregate of all Scheduled Payments made prior to the Cut-Off Date with respect to such Contract.

 Initial Certificate Principal Balance: With respect to the following Classes of Certificates.


         Class A-1          $
                             ---------
         Class A-2          $
                             ---------
         Class B-1          $
                             ---------
         Class B-2          $
                             ---------
         Class B-3          $
                             ---------


         The "Initial Certificate Principal Balance" with respect to the Class A Certificates is the sum of the Initial Certificate Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates.


         Interest Accrual Period: With respect to any Payment Date, the period from and including the prior Payment Date to but excluding such Payment Date and with respect to the initial Payment Date, the period from and including
November __, 1998 to but excluding such Payment Date.


         Majority Holders: The applicable Certificateholders that together own Certificates with an aggregate Percentage Interest in excess of 50%.



         Maturity Date: With respect to each Class of Certificates, the following dates:



         Class A-1 Certificates       ---------

         Class A-2 Certificates       ---------

         Class B-1 Certificates       ---------

         Class B-2 Certificates       ---------

         Class B-3 Certificates       ---------




         Certificate Current Interest: With respect to a Class of Certificates and any Collection Period, the interest accrued during the related Interest Accrual Period, equal to, for the Class A-1 Certificate, the product of (x) a fraction, the numerator of which is the actual number of days elapsed in the related Interest accrual Period and the denominator of which is 360, (y) the Pass-Through Rate for the Class A-1 Certificates and (z) the aggregate Certificate Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Payment Date, and for all other classes of Certificates, the product of (x) one-twelfth of the Pass-Through Rate for such Class of Certificates and (y) the aggregate Certificate Principal Balance of such class of Certificates outstanding immediately prior to such Payment Date.



         Certificate Interest: With respect to a Class of Certificates and any Collection Period, the sum of the Certificate Current Interest and the Overdue Interest for such Class.



         Certificate Principal Balance: At any time, with respect to a Class of Certificates, the Initial Certificate Principal Balance of such Class minus all payments theretofore received by the Certificateholders of such Class on account of principal. the "Certificate Principal Balance" with respect to the Class A Certificates is, at any time, the sum of the Certificate Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates.



         Pass-Through Rate: With respect to each Class of Certificates, the following rates of interest:



         Class A-1            %
                        ------
         Class A-2            %
                        ------
         Class B-1            %
                        ------
         Class B-2            %
                        ------
         Class B-3            %
                        ------


         Overdue Interest: With respect to a Class of Certificates and any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Certificate Current Interest due on the immediately preceding Payment Date for such Class over the Certificate Current Interest for such Class on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Overdue Interest for such Class due and unpaid as of the immediately preceding Payment Date and (iii) for the Class A-1 Certificates only, the product of (x) The sum of clauses (i) and (ii), (y) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 360, and (z) the sum of the Class A-1 Pass-Through Rate plus 1%, and (b) any Overdue Interest for class A-1 paid on such payment Date, and for each other Class of Certificates, the product of (x) the sum of clauses (i) and (ii) and (y) one-twelfth of the sum of the Pass-Through Rate for such Class plus 1%, and (b) any Overdue Interest for such Class paid on such Payment Date.



         Overdue Principal: With respect to any Class of Certificates and any Payment Date, the difference, if any, equal to (a) the aggregate of the Base Principal Distribution Amounts with respect to such Class due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Noteholders of such class on all prior Payment Dates. the "Overdue Principal: with respect to the Class A Certificates is equal to the sum of the Overdue Principal for the Class A-1 Certificates and the Class A-2 Certificates.



         Percentage Interest: With respect to a Certificateholder and a Class of Certificates on any date of determination, the percentage obtained by dividing the Certificate Principal Balance of the Certificate held by such Certificateholder as of the Closing Date by the related Certificate Principal Balance of the related Class of Certificates as of the Closing Date.


         Prepayment: With respect to a Collection Period and a Contract (except a Defaulted Contract), the amount received by the Servicer during such Collection Period from or on behalf of an Obligor with respect to such Contract in excess of the sum of (x) the Scheduled Payment and any Final Scheduled Payment due during such Collection Period, plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for such Contract, so long as such amount is designated by the Obligor as a prepayment and the Servicer has consented to such prepayment. Defaulted Contract Recoveries are not Prepayments.


         Prepayment Amount: With respect to a Payment Date and a Contract, an amount, without duplication, equal to the sum of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Pooling and Servicing Agreement); (ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the immediately preceding Payment Date and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by an Obligor; and (iv) any Final Scheduled Payment due or to become due under the Contract.

         Reimbursement Amount: As of any Payment Date, the sum of (x)(i) all Insured Payments previously received by the Trustee from the Certificate Insurer and not previously repaid to the Certificate Insurer pursuant to the Pooling and Servicing Agreement plus (ii) interest accrued on each such Insured Payment not previously repaid to the Certificate Insurer from the date the Trustee received the related Insured Payment to, but not including, such Payment Date and (y)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement plus (ii) interest on such amounts.


         Repurchase Amount: With respect to a Payment Date and a Contract, the sum, without duplication, of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Pooling and Servicing Agreement); (ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the beginning of the immediately preceding Collection Period and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by an Obligor; and (iv) any Final Scheduled Payment due or to become due under the Contract.


         Restricting Event: An event which shall occur on a Payment Date on which (a) an Event of Servicing Termination has occurred under the Pooling and Servicing Agreement and is not cured within the grace period set forth in the Pooling and Servicing Agreement, (b) a Gross Charge-Off Event exists, or (c) a Delinquency Trigger Event exists or (d) the Certificate Insurer makes an Insured Payment.


         Scheduled Payments: With respect to a Payment Date and a Contract, the periodic payment (exclusive of any amounts in respect of insurance, warranty extensions, service contracts or taxes, and reflecting any adjustment for partial Prepayments, and further reflecting the effect of any permitted modification to such Contract) set forth in such Contract due from the Obligor in the related

Collection Period; provided, however, that with respect to any Contract as to which First Sierra retained the security deposit, a Scheduled Payment shall not include the final payment or payments to be made thereon equal to the amount of such security deposit.

         Substitute Contract Cut-Off Date: With respect to a Substitute Contract, the close of business on the first day of the calendar month in which the related Transfer Date occurs.


         Termination Date: With respect to the Class B-1 Certificates, the Class B-2 Certificates or the Class B-3 Certificates, the Payment Date on which the Certificate Principal Balance of such Class of Certificates is reduced to zero.



         Trust Certificate Principal Balance: As of any Payment Date, the difference, if any, between (i) the sum of (x) the Aggregate Discounted Contract Principal Balances of all Contracts as of the end of the immediately preceding Collection Period and (y) the Aggregate Discounted Contract Principal Balances as of the day prior to such Payment Date of all Substitute Contracts to be conveyed to the Trust on such Payment Date and (ii) the sum of (w) the outstanding Class A Certificate Principal Balance, (x) the outstanding Class B-1 Certificate Principal Balance; (y) the outstanding Class B-2 Certificate Principal Balance and (z) the outstanding Class B-3 Certificate Principal, after taking into account any distributions on such Payment Date.



         Trust Operating Expenses: With respect to any Payment Date, an amount equal to the amounts owing to the Servicer, the Certificate Insurer and the Trustee pursuant to the Pooling and Servicing Agreement and payable out of Available Funds in priority to amounts owing the Certificateholders.



WITHHOLDING


         The Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to Certificateholders of interest with respect to the Certificates. The consent of Certificateholders is not required for such withholding. In the event the Certificateholder is other than The Depository Trust Company, then in the event that the Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Certificateholders pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld annually to such Certificateholders.




REPORTS TO CERTIFICATEHOLDERS



         On each Payment Date the Trustee will furnish or cause to be furnished with each payment to Certificateholders, a statement prepared by the Servicer setting forth the following information (per $1,000 of Initial Certificate Principal Balance as to (a) and (b) below):



                  a. With respect to a statement to a Class A Certificateholder, or a Subordinate Certificateholder, the amount of such payment allocable to such Certificateholder's required payment of the Base Principal Amount and Overdue Principal;



                  b. With respect to a statement to a Class A Certificateholder, or a Subordinate Certificateholder, the amount of such payment allocable to Current Interest and Overdue Interest;

                  c. The aggregate amount of fees and compensation received by the Servicer pursuant to the Pooling and Servicing Agreement for the Collection Period;


                  d. The aggregate Certificate Principal Balance for each Class of Certificates, the Certificate Factor for each Class of Certificates, the Pool Factor and the Aggregate Discounted Contract Principal Balance, after taking into account all distributions made on such Payment Date;


                  e. The total unreimbursed Servicer Advances with respect to the related Collection Period;

                  f. The amount of Defaulted Contract Recoveries for the related Collection Period and the Aggregate Discounted Contract Principal Balances for all Contracts that became Defaulted Contracts during the related Collection Period, calculated immediately prior to the time such Contracts became Defaulted Contracts; and

                  g. The total number of Contracts and the Aggregate Discounted Contract Principal Balances thereof, together with the number and aggregate Discounted Contract Principal Balances of all Contracts as to which the Obligors, as of the related Calculation Date, were one, two, three or four Scheduled Payments delinquent, and Delinquent Contracts reconveyed.

         Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor will cause to be filed with the commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


         The "Certificate Factor" of a Class of Certificates is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the Certificate Principal Balance for such Class of Certificates which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Certificate Principal Balance of such Class of Certificates.

         The "Pool Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the Aggregate Discounted Contract Principal Balance as of the end of the immediately preceding Collection Period to (y) the Aggregate Discounted Contract Principal Balance as of the Cut-Off Date.


         In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, commencing January 31, 1999, the Trustee will furnish to each Certificateholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Certificateholders to prepare their federal income tax returns.



OPTIONAL REDEMPTION


         Subject to the consent of the Certificate Insurer, following the Record Date on which the Aggregate Outstanding Principal Balance of the Certificates is less than 10% of the Aggregate Initial Certificate Principal Balance, the Residual Holder will have the option to cause the early retirement of the Certificates. In the event of such a redemption, the entire outstanding Class A-1 Certificate Principal Balance, Class A-2 Certificate Principal Balance, Class B-1 Certificate Principal Balance, Class B-2 Certificate Principal Balance, Class B-3 Certificate Principal Balance, together with accrued interest thereon at the related Pass-Through Rate, will be required to be paid to the Class A-1 Certificateholders, the Class A-2 Certificateholders, the Class B-1 Certificateholders, the Class B-2 Certificateholders and the Class B-3 Certificateholders and all amounts owed to the Certificate Insurer will be paid to the Certificate Insurer, respectively, on such Payment Date.


REMITTANCE AND OTHER SERVICING PROCEDURES

         The Servicer has agreed to manage, administer and service the Receivables and to enforce and make collections on the Receivables and any Insurance Policies, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned, managed or serviced by it.

         The Servicer may grant to an Obligor any rebate, refund or adjustment that the Servicer in good faith believes is required, because of Prepayment in full of a Contract. The Servicer may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account; provided, however, that the Servicer will not permit any rescission or cancellation of any Contract which would materially impair the rights of the Trust, the Certificate Insurer or the Certificateholders in the Contracts or the proceeds thereof, nor will the prepayment price after giving effect to any such rebate, refund or adjustment (and without any adjustment for any security deposit previously paid by the Obligor) be less than the Prepayment Amount. The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Certificateholders or the Certificate Insurer. However, the Servicer will covenant in the Pooling and Servicing Agreement that (i) it will not forgive any payment of rent, principal or interest, (ii) unless an Obligor is in default, it will not permit any modification with respect to a Contract which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Contract; provided, however, that no change in the final maturity date of any Contract shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Contract then held by the Trust, and (iii) the Servicer may accept Prepayment in part or in full; provided, further, that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Obligor and (y) such partial Prepayment will not reduce the Discounted Contract Principal Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate, accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Contract Principal Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to accurately recalculate the Discounted Contract Principal Balance, and the allocation of Scheduled Payments to principal and interest.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         For its servicing of the Contracts, the Servicer will receive servicing compensation including the monthly Servicer Fee for each Collection Period (payable on the next succeeding Payment Date) and Servicing Charges.

         The servicing compensation will compensate the Servicer for customary equipment contract servicing activities to be performed by the Servicer for the Trust, additional administrative services performed by the Servicer on behalf of the Trust and expenses paid by the Servicer on behalf of the Trust.


         The Servicer, as an independent contractor on behalf of the Trust and for the benefit of the Certificateholders and the Certificate Insurer, will be responsible for managing, servicing and administering the Receivables and enforcing and making collections on the Contracts and any Insurance Policies and for enforcing any security interest in any item of Equipment, all as set forth in the Pooling and Servicing Agreement. The Servicer's responsibilities will include collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee and the Certificate Insurer with respect to distributions, making Servicer Advances (at its sole discretion), providing appropriate federal income tax information for use in providing information to Certificateholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Trust in the Equipment and the Contracts.


EVIDENCE AS TO COMPLIANCE


         The Pooling and Servicing Agreement requires that the Servicer cause an independent accountant (who may also render other services to the Servicer) to prepare a statement to the Trustee, the Certificate Insurer and each Rating Agency dated not later than April 30, 1999, and annually as of the same month thereafter, to the effect that the independent accountant has examined the servicing procedures, manuals, guides and records of the Servicer and the accounts and records of the Servicer relating to the Receivables and the

Contract Files (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Servicer's Certificates delivered in the relevant period with information contained in the accounts and records for such period and that, on the basis of such examination and comparison, nothing has come to the independent accountant's attention to indicate that the Servicer has not, during the relevant period, serviced the Receivables in compliance with such servicing procedures, manuals and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned by it, that such accounts and records have not been maintained in accordance with the Pooling and Servicing Agreement, that the information contained in the Servicer's Certificates does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as the independent accountant shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. On or before April 30 of each year, commencing on April 30, 1999, the Servicer shall deliver to the Trustee, the Certificate Insurer and each Rating Agency a copy of such statement.



         The Pooling and Servicing Agreement will also provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Trustee and the Certificate Insurer not later than 120 days after the end of each fiscal year, signed by an authorized officer of the Servicer (a "Servicing Officer") on behalf of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Pooling and Servicing Agreement for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that an Event of Servicing Termination has occurred, or, if such Event of Servicing Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.


         The Pooling and Servicing Agreement will provide that the Servicer, upon request of the Trustee, will furnish to the Trustee such underlying data necessary for administration of the Trust or enforcement actions as can be generated by the Servicer's existing data processing system.



CERTAIN MATTERS RELATING TO THE SERVICER


         The Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon consent of the Certificate Insurer at the direction of the Majority Holders or a determination that the Servicer's performance of such duties is no longer permissible under applicable law. The Servicer can only be removed pursuant to an Event of Servicing Termination as discussed below.



EVENTS OF SERVICING TERMINATION


         An "Event of Servicing Termination" under the Pooling and Servicing Agreement will occur (a) if the Servicer fails to make any payment or deposit required under the Pooling and Servicing Agreement within three Business Days but not more than once in any Collection Period; (b) if the Servicer fails to submit a Servicer's Certificate, within three Business Days following knowledge or notice of non-receipt; (c) (i) if the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Pooling and Servicing Agreement or the Certificates or (ii) if any representation or warranty of the Servicer in the Servicing

Agreement is incorrect, and such failure or breach materially and adversely affects the rights of the Trustee, the Certificate Insurer or the Certificateholders and continues unremedied for 30 days after the earlier to occur of (x) written notice to the Servicer by the Trustee or to the Trustee or the Servicer by the Certificate Insurer or any Certificateholders or (y) the date on which any Servicing Officer is required pursuant to the terms of the Pooling and Servicing Agreement to provide notice to the Certificateholders of any such failure or breach; (d) upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the Servicer for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of 60 consecutive days; (e) upon the voluntary filing of such petition or assignment for the benefit of creditors, the consent by the Servicer to any such appointment, the admission in writing by the Servicer of its inability to pay its debts as they become due or the determination by a court that the Servicer is generally not paying its debts as they come due; (f) in the event that the Servicer assigns or attempts to assign its rights and duties under the Pooling and Servicing Agreement except as specifically permitted therein; or (g) a final judgment or order shall be rendered against the Servicer for payment in excess of $500,000 and continues for 90 days without a stay;(h) if there occurs a change of "control" of the Servicer ("control" having the meaning ascribed to it in the Rules and regulations under the Securities Exchange Act of 1934, as amended), unless the Certificate Insurer has determined that such change in control does not have a material adverse effect on the interests of the Certificate Insurer; or (i) upon the occurrence of any other event specified in the Insurance Agreement.



RIGHTS UPON AN EVENT OF SERVICING TERMINATION


         If an Event of Servicing Termination has occurred and is continuing, either the Trustee shall at the direction of the Certificate Insurer or the Majority Holders may with the consent of the Certificate Insurer terminate all (but not less than all) of the Servicer's rights and obligations under the Pooling and Servicing Agreement. Upon such termination, the Trustee or such successor Servicer as may be appointed in accordance with the procedures set forth in the Pooling and Servicing Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement; provided, however, that the Trustee or the successor Servicer, as the case may be, shall not (i) assume any obligation to reacquire Receivables by reason of misrepresentations or breaches of warranties or (ii) be liable for acts, omissions or breaches of representations or warranties by the Servicer occurring prior to transfer of the servicing functions. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination.



EVENTS OF DEFAULT


         Upon the occurrence of an Event of Default, the Trustee, upon the direction of the Controlling Parties, shall declare the unpaid principal amount of all the Certificates to be due and payable, together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the Trust. "Events of Default" wherever used herein means any one of the following events:



         (i) failure to distribute or cause to be distributed to the Trustee, for the benefit of the Certificateholders, all or part of any payment of interest required to be made under the terms of such Certificates or the Pooling and Servicing Agreement when due; or



         (ii) failure to distribute or cause to be distributed (x) to the Trustee, for the benefit of the Certificateholders, on any Payment Date an amount equal to the principal due on the outstanding Certificates as of such Payment Date to the extent that sufficient Available Funds are on deposit in the

Collection Account or (y) on the Maturity Date of a Class of Certificates, any remaining principal owed on such Class of Certificates.



         "Controlling Parties" means: (i) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B-3 Certificates, (a) the Majority Holders of the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates and (b) the Certificate Insurer, but if the Certificate Insurer has defaulted on its Obligations under the Certificate Insurance Policy and such default is continuing, the Majority Holders of the Class A Certificates, (ii) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B-2 Certificates and the Class B-3 Certificates, (a) the Majority Holders of the Class B-1 Certificates and the Class B-2 Certificates and (b) the Certificate Insurer, but if the Certificate Insurer has defaulted on its Obligations under the Certificate Insurance Policy and such default is continuing, the Majority Holders of the Class A Certificates; (iii) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, (a) the Majority Holders of the Class B-1 Certificates and (b) the Certificate Insurer, but if the Certificate Insurer has defaulted on its Obligations under the Certificate Insurance Policy and such default is continuing, the Majority Holders of the Class A Certificates; and (iv) with respect to an Event of Default resulting from the failure to make a required payment on the Class A Certificates, the Certificate Insurer, but if the Certificate Insurer has defaulted on its Obligations under the Certificate Insurance Policy and such default is continuing, the Majority Holders of the Class A Certificates.



TERMINATION OF THE TRUST


         The Trust and the Pooling and Servicing Agreement will terminate, (i) at the option of the Residual Holder, at any time which is 123 days after the payment to the Class A Certificateholders, the Class B-1 Certificateholders, the Class B-2 Certificateholders and the Class B-3 Certificateholders of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement, reducing the Class A Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Class B-3 Certificate Principal Balance to zero; or (ii) after the 120th day following the Maturity Date of the Class A-2 Certificates. Upon termination of the Trust and the reduction of the Class A Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Class B-3 Certificate Principal Balance to zero and payment of any amounts then owing to the Certificate Insurer and the Trustee, any remaining property then held by the Trust shall be distributed to the Residual Holder.



         The respective representations, warranties and indemnities of First Sierra, the Servicer and the Depositor will survive any termination of the Trust and the Pooling and Servicing Agreement.


AMENDMENT


         The Transaction Documents may be amended by agreement of the Trustee, the Depositor and the Servicer at any time, without consent of the Certificateholders but with the consent of the Certificate Insurer, to cure any ambiguity, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any respect the interests of any Certificateholder.




         The Transaction Documents may also be amended from time to time by the Trustee, the Depositor, the Servicer and the Majority Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transaction Documents or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Certificate without the consent of the holder of such Certificate or (b) reduce the aforesaid percentage of Certificateholders required to consent to any amendment, without unanimous consent of the Certificateholders.



         The Trustee is required under the Pooling and Servicing Agreement to furnish Certificateholders and the Rating Agencies with written notice of the substance of any such amendment to the Pooling and Servicing Agreement promptly upon execution of such amendment.



                             THE TRUSTEE



GENERAL


         The Trustee, Bankers Trust Company, has an office at Four Albany Street, New York, New York 10006.



         The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Servicer and the Certificate Insurer, in which event the Servicer will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall be acceptable to the Certificate Insurer and shall meet the financial and other standards for qualifying as a successor Trustee under the Pooling and Servicing Agreement. The Servicer may with the consent of the Certificate Insurer and shall at the direction of the Certificate Insurer or the Certificateholders of any Class evidencing more than 25% of the Percentage Interests of such Class may, subject to the consent of the Certificate Insurer, also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement and fails to resign after written request therefor, or is legally unable to act, or if the Trustee is adjudicated to be insolvent. In such circumstances, the Servicer or such Certificateholders will also be obligated to appoint a successor Trustee (acceptable to the Certificate Insurer). The Certificate Insurer shall also have the right to remove the Trustee for "cause" under the Pooling and Servicing Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.




DUTIES AND IMMUNITIES OF THE TRUSTEE



         The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates (other than the authentication thereof) or of any Receivable or related document and will not be accountable for the use or application by First Sierra of any funds paid to the Sellers in consideration of the sale of any Certificates. If no Event of Servicing Termination has occurred, then the Trustee will be required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Pooling and Servicing Agreement.



         No recourse is available based on any provision of the Pooling and Servicing Agreement, the Certificates or any Receivable or assignment thereof against Bankers Trust Company, in its individual capacity, and Bankers Trust Company shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other person with respect to any such claim and such claim shall be asserted solely against the Trust Assets or any indemnitor, except for such liability as is determined to have resulted from the Trustee's own negligence or willful misconduct.



         The Trustee will be entitled to receive, pursuant to the priority set forth in the Pooling and Servicing Agreement, (a) reasonable compensation for its services (the "Trustee Fee"), (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder ((b) and (c) collectively, the "Trustee Expenses").


                      PREPAYMENT AND YIELD CONSIDERATIONS

         The rate of principal payments on, and the weighted average life of, the Offered Certificates will be directly related to the rate of principal payments on the underlying Contracts. If purchased at a price other than par, the yield to maturity will also be affected by the rate of such principal payments. The principal payments on such Contracts may be in the form of scheduled principal payments or liquidations due to default, casualty, repurchases for breach and the like. Any such payments will result in distributions to Offered Certificateholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Contracts from the pool and the deposit of the related Prepayment Amount or Repurchase Amount into the Collection Account.


         The Contracts generally do not provide for the right of the Obligor to prepay. Under the Pooling and Servicing Agreement, the Servicer will be permitted to allow such Prepayments in full or in part, provided that no Prepayment of a Contract will be allowed in an amount less than the Prepayment Amount.



         The Expected Final Payment Date for the Class A-1 Certificates is ______, 1999, for the Class A-2 Certificates is ____________ , ____, for the Class B-1 Certificates is ________, ____, for the Class B-2 Certificates is __________, ____ and for the Class B-3 Certificates is __________, ____. Such dates are the dates on which the related Certificate Principal Balance would be reduced to zero, assuming, among other things, (i) Prepayments with respect to the Contracts are received at a rate of [4%] CPR and (ii) the Modeling Assumptions (as defined below) apply. The weighted average life of the Offered Certificates is likely to be shorter than would be the case if payments actually made on the Contracts conformed to the foregoing assumptions, and the final Payment Dates with respect to the Offered Certificates could occur significantly earlier than such final scheduled Payment Dates due to defaults and because First Sierra is obligated to repurchase Contracts in the event of breaches of representations and warranties.


         "Weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security is repaid to the investor. The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments and prepayments) on the Contracts are made. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Contracts). The weighted average lives of the Offered Certificates will also be influenced by delays associated with realizing on Defaulted Contracts. The prepayment model used in this prospectus supplement, the "Conditional Prepayment Rate" or "CPR", represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of contracts. The CPR assumes that a fraction of the outstanding Contract Pool is prepaid on each Payment Date, which implies that each Contract in the Contract Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Contract Pool. The CPR measures prepayments based on the outstanding principal on the previous Payment Date. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full.



WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES


     For the purpose of the tables below, it is assumed, among other things, that: (i) the Closing Date for the Certificates occurs on November __, 1998,
(ii) distributions on the Certificates are made on the 12th day of each month regardless of the day on which the Payment Date actually occurs, commencing in December 1998 in accordance with the priorities described herein, (iii) no delinquencies or defaults in the payment of principal and interest on the Contracts are experienced, (iv) no Contract is repurchased for breach of a representation and warranty or otherwise, (v) the Discount Rate is _____% per annum, (vi) Prepayments with respect to the Contracts are received on the last day of each Collection Period, commencing on November 1, 1998 (vii) no Restricting Event occurs, (viii) the Class A-1 Pass-Through Rate is ______% per annum, the Class A-2 Pass-Through Rate is ______% per annum, the Class B-1 Pass-Through Rate is ______% per annum, the Class B-2 Pass-Through Rate is ______% per annum, and the Class B-3 Pass-Through Rate is ______% per annum,
(ix) the Servicing Fee is 0.50% per annum, (x) the Contract pool consists of a single contract with a Discounted Contract Principal Balance equal to $______________ and (xi) Scheduled Payments on such contract are timely received (collectively, the "Modeling Assumptions").


     Since the tables were prepared on the basis of the Modeling Assumptions, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the tables. Any such discrepancies may have an effect upon the percentages of the Initial Certificate Principal Balance for the Offered Certificates outstanding and the weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Contracts in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the related weighted average life may be longer or shorter than as indicated in the tables.


         The following tables set forth the percentages of the initial principal amount of the Class A-1 Certificates and the Class A-2 Certificates that would be outstanding after each of the dates shown, assuming a CPR of 0%, 2%, 4%, 6% and 8%, respectively.

                       PERCENTAGE OF INITIAL CERTIFICATE

                          PRINCIPAL BALANCE OUTSTANDING


                             CLASS A-1 CERTIFICATES


                             Prepayment Speed (CPR)

       Payment                           0%       2%        4%       6%       8%
        Date
--------------------------------------------------------------------------------

Closing Date                             100%      100%    100%    100%    100%
November __, 1999                          %         %       %       %       %
November __, 2000                          %         %       %       %       %
November __, 2001                          %         %       %       %       %
November __, 2002                          %         %       %       %       %
November __, 2003                          %         %       %       %       %
November __, 2004                          %         %       %       %       %
November __, 2005                          %         %       %       %       %
November __, 2006                          %         %       %       %       %

--------------------------------------------------------------------------------
Weighted Average
  Life (years)




                       PERCENTAGE OF INITIAL CERTIFICATE

                          PRINCIPAL BALANCE OUTSTANDING


                             CLASS A-2 CERTIFICATES


                             Prepayment Speed (CPR)

         Payment                    0%         2%            4%          6%        8%
         Date
--------------------------------------------------------------------------------------

Closing Date                       100%        100%        100%         100%      100%
November __, 1999                    %           %           %            %         %
November __, 2000                    %           %           %            %         %
November __, 2001                    %           %           %            %         %
November __, 2002                    %           %           %            %         %
November __, 2003                    %           %           %            %         %
November __, 2004                    %           %           %            %         %
November __, 2005                    %           %           %            %         %
November __, 2006                    %           %           %            %         %

---------------------------------------------------------------------------------------

Weighted Average
  Life (years)


         The Contracts will not have the characteristics assumed above, and there can be no assurance that (i) the Contracts will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or (ii) the weighted average lives of the Offered Certificates will be as calculated above. Because the rate of distributions of principal of the Offered Certificates will be a result of the actual amortization (including prepayments) of the Contracts, which will include Contracts that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the Offered Certificates will differ from those set forth above, even if all of the Contracts prepay at the indicated constant prepayment rates.



         The effective yield to the Offered Certificateholders will depend upon, among other things, the price at which such Offered Certificates are purchased, and the amount of and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to the Offered Certificateholders. See "Risk Factors" in the prospectus.



         Due to the subordination provisions applicable to the Certificates, it is likely that the Certificate Principal Balance of the Class A Certificates will amortize more rapidly than will the Initial Aggregate Discounted Contract Principal Balance. See "Summary of Terms -- Subordination Provisions" and "Description of Certificates -- Flow of Funds" in this prospectus supplement.

         THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER


         [MBIA to update]


         The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.



         The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee or its successor, on behalf of the Owners from the Certificate Insurer for distribution by the Trustee to each Owner of each Owner's proportionate share of such Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.




         Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).



         The Certificate Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the received or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.



         The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 noon New York City time on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street and Trust Company, N.A. as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee and the Trustee may submit an amended Notice.



         Insured Payments due under the Certificate Insurance Policy unless otherwise stated in the Certificate Insurance Policy will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.



         The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.



         Subject to the terms of the Pooling and Servicing Agreement, the Certificate Insurer shall be subrogated to the rights of each Owner to receive payments under the Class A Certificates to the extent of any payment by the Certificate insurer under the Certificate Insurance Policy. As used in the Certificate Insurance Policy, the following terms shall have the following meanings:



         "Business Day" means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer and banking institutions in New York City or in the City in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.



         "Deficiency Amount" means, as of any Payment Date, the Available Funds Shortfall.


         "Insured Payment" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.


         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of the exhibit attached to the Certificate Insurance Policy, the original of which is substantially delivered by registered or certified mail, from the Trustee specifying the related Insured Payment which shall be due and owing on the applicable Payment Date,



         "Owner" means each holder of a Class A Certificate (other than the Depositor, the Servicer or any subservicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A Certificate, to payment thereunder.



         "Preference Amount" means any amount previously distributed to an Owner on the Class A Certificates that is recoverable and sought to be recovered as a avoidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended from time to time (the "Bankruptcy Code"), in accordance with a final nonappealable order of a court having competent jurisdiction.



         Capitalized terms used in the Certificate Insurance Policy and not otherwise defined therein will have the respective meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.



         Any notice under the Certificate Insurance Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.


         The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York, 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.


         The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.



         The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.



         The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.



         The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.



         The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA, Inc., and its subsidiaries as of December 31, 1997 and December 31, 1996 and for the three years ended December 31, 1997 prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA, Inc. for the year ended December 31, 1997, and the consolidated financial statements of the Certificate Insurer and its subsidiaries for six months ended June 30, 1998 and for the periods ended June 30, 1998 and June 30, 1997 included in the Quarterly Report of Form 10-Q of MBIA, Inc. for the period ending June 30, 1998 and hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.



         All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.



         The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principals ("GAAP"):



                                         SAP
                             ------------------------------
                             December 31,        June 30,
                                 1997              1998
                             ------------      ------------
                              (Audited)         (Unaudited)
                                     (In millions)
Admitted Assets                $5,256            $6,048
Liabilities                     3,496             3,962
Capital and Surplus             1,760             2,086



                                        GAAP
                             ------------------------------
                             December 31,        June 30,
                                 1997              1998
                             ------------      ------------
                              (Audited)         (Unaudited)
                                     (In millions)
Assets                         $5,988            $6,794
Liabilities                     2,624             2,977
Shareholder's Equity            3,364             3,817


         Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.




         The Certificate Insurer does not accept any responsibility for the accuracy or completeness of the Prospectus or this Prospectus Supplement or any information or disclosure contained therein or herein, or omitted therefrom or heretofrom, other than with respect to the accuracy of the information herein regarding the Certificate Insurance Policy and Certificate Insurer set forth under the heading "The Certificate Insurance Policy and the Certificate Insurer."




         Moody's Investors Service, Inc. rates the claims paying ability of the Certificate Insurer "Aaa."



         Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. rates the claims paying ability of the Certificate Insurer "AAA."



         Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA."



         Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.



         The above ratings are not recommendations to buy, sell or hold the Class A Certificates, and such ratings may be subject to revision or withdrawal at any time by the ratings agencies. Any downward revision or withdrawal of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be revised or withdrawn.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


         The following is the opinion of Dewey Ballantine LLP, tax counsel to the Trust ("Tax Counsel") as to certain of the material federal income tax considerations to investors of the purchase, ownership and disposition of the securities offered hereby. Tax Counsel's opinion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Tax Counsel's opinion does not purport to deal with all federal tax considerations applicable to all categories of investors. Certain holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the securities as other than capital assets, may be subject to special rules that are not discussed below. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.



CHARACTERIZATION OF THE TRUST

         In the opinion of Tax Counsel, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Each Beneficial Owner ("Beneficial Owner") will be treated as the owner of an interest in the ordinary income and corpus portions of the Trust.

TAXATION OF BENEFICIAL OWNERS

         For purposes of federal income tax, the Servicer will be deemed to have retained a fixed portion of the interest due on a portion of the Receivables (the "Retained Yield") equal to the difference between (x) the annual percentage rate of interest ("APR") of such Receivable and (y) the sum of the Pass-Through Rate and reasonable fees and expenses payable by the Trust. The Retained Yield will be treated as a "stripped coupon" within the meaning of Section 1286 of the Code. Accordingly, each Beneficial Owner will be treated as owning an interest in the principal of, and certain interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that exceeds the sum of the Pass-Through Rate on the Certificates and the fees and expenses payable by the Trust) and such ownership interest will be treated as a "stripped bond" within the meaning of Section 1286 of the Code.

         Each Beneficial Owner is required to include in income for federal income tax purposes its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables subject to the discussion below under the heading "--Discount and Premium" herein. Such gross income attributable to interest on the Receivables will exceed the Pass-Through Rate by an amount equal to the Beneficial Owner's share of the reasonable expenses of the Trust for the period during which it owns a Certificate. Each Beneficial Owner is entitled to deduct its share of the amount used to pay expenses of the Trust to the extent described below. Any amounts received by a Beneficial Owner from the Certificate Insurance Policy will be treated for federal income tax purposes as having the same characteristics as the payments they replace.

         Each Beneficial Owner should report its share of the income of the Trust under its usual method of accounting. Accordingly, interest may be included in a Beneficial Owner's gross income when it accrues on the Receivables, or in the case of Beneficial Owners who are cash basis taxpayers, when received by the Servicer on behalf of the Beneficial Owners. Because (i) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (ii) interest collected on a Receivable generally is paid to Beneficial Owners in the following month, the amount of interest accruing to a Beneficial Owner during any calendar month will not equal the interest distributed in that month. Discount on any Certificate would be includible in income as described below. The discussion herein is based on Tax Counsel's advice that each

Beneficial Owner's interest in the Trust should be treated as an interest in a single debt instrument bearing interest equal to the sum of the Pass-Through Rate plus such Certificate's share of the expenses of the Trust. The Trustee will report tax information consistent with such advice. Because the Certificates are stripped bonds, alternative characterizations are possible. Investors should consult their own tax advisors regarding the proper treatment of the Certificates for federal income tax purposes.


         Each Beneficial Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Beneficial Owner is an individual, estate or trust, the deduction for such Beneficial Owner's share of such fees will be allowed only to the extent that all of such Beneficial Owner's miscellaneous itemized deductions, including such Beneficial Owner's share of such fees, exceed 2% of such Beneficial Owner's adjusted gross income. In addition, in the case of Beneficial Owners who are individuals, certain otherwise allowable itemized deductions will be reduced by an amount equal to 3% of such Beneficial Owner's adjusted gross income in excess of a statutorily defined threshold, but not by more than 80% of such itemized deductions. To the extent that any fee is determined to be in excess of a reasonable amount (and hence not deductible), such excess should be characterized as an additional ownership right that has been stripped from the Receivables. Accordingly, the gross income of the Beneficial Owners should not include any amount attributable to such excess fee.


DISCOUNT AND PREMIUM

         A Beneficial Owner that purchases a Certificate at a discount (i.e., for an amount less than its face amount) must include such discount in income over the life of the Certificate. The rate at which discount must be included in income depends on whether it is greater or less than a statutorily defined de minimis amount. Although not entirely certain, it would appear that the determination of the amount of discount and the de minimis computation can be made for each overall Certificate and need not be done on a Receivable-by-Receivable basis. Generally, discount is treated as de minimis if it is less than 1/4 of one percent of the principal amount of the Certificate times the number of full years remaining to the weighted average maturity date of the Certificate. It is not clear in calculating the weighted average maturity date whether expected prepayments are taken into account.

         If the discount is de minimis (which should be the case for original purchasers of Certificates) it would appear that such discount is includible in income as principal distributions are received on the Receivables and in proportion to such principal distributions. Although not entirely clear, the income attributable to de minimis discount should be treated as capital gain if the Certificate was held as a capital asset.

         If the discount is more than a de minimis amount, such discount must be included in income as it accrues on the basis of the yield to maturity of the Certificate taking into account the prepayment assumption, to the particular purchaser. Unless the Certificates are originally issued with more than a de minimis amount of discount, the Trustee will not be providing any information relating to the computation of the accruals of discount by subsequent purchasers of Certificates.

         In the event that a Certificate is treated as purchased at a premium (i.e., the purchase price exceeds the portion of the remaining Principal Balance of the Receivables allocable to such Certificate), such premium will be amortizable by a Beneficial Owner as an offset to interest income (with a corresponding reduction in the Beneficial Owner's basis) under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made (or was previously in effect) with respect to the Certificates. Any such election will also apply to debt instruments held by the taxpayer during the year in which the election is made and to all debt instruments acquired thereafter.


SALE OF A CERTIFICATE

         If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale (other than amounts attributable to accrued interest, which will be taxable as such) and the Beneficial Owner's adjusted basis in the Receivables and any other assets held by the Trust. A Beneficial Owner's adjusted basis will equal the Beneficial Owner's cost allocated to the Certificate increased by any discount previously included in income, and decreased by any payments received that are attributable to accrued discount (or by any offset previously allowed for accrued premium) and by the amount of principal distributions previously received on the Receivables. Any gain or loss will be capital gain or loss if the Certificate was held as a capital asset.

FOREIGN BENEFICIAL OWNERS


         Interest attributable to Receivables which is received by a Beneficial Owner who or which is not a United States person, as defined below (other than a foreign bank and certain other persons), generally will not be subject to the normal 30 percent United States withholding tax (or lower treaty rate) imposed with respect to such payments, provided that such Beneficial Owner fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. If income or gain with respect to a Certificate is effectively connected with a United States trade or business carried on by a Beneficial Owner who or which is not a United States person, the 30 percent withholding tax will not apply but such Beneficial Owner will be subject to United States federal income tax at graduated rates applicable to United States persons. For this purpose, "United States person" means a person who or which is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate that is subject to federal income tax, regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. Recent legislation has authorized the issuance of tax regulations to determine whether partnerships are considered to be "United States persons" by taking into account factors other than the state of organization; however, the legislative history of the enacting legislation indicates that those tax regulations should apply only to partnerships organized after the publication of such regulations (or of the likely content). Any person who or which is not a United States person is a "Foreign Owner."

BACKUP WITHHOLDING

         Backup withholding of federal income tax at a rate of 31 percent may apply to payments made in respect of the Certificates as well as payments of proceeds from the sale of Certificates, to Beneficial Owners that are not "exempt recipients" and that fail to provide certain identifying information (such as the taxpayer identification number of the Beneficial Owner) to the Trustee or its agent in the manner required or, in the case of interest payments, that fail to report all interest and dividends required to be shown on their federal income tax returns. Individuals generally are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates must be reported to the IRS, unless the recipient is an exempt recipient and establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a person would be allowed as a refund or a credit against such person's United States federal income tax, provided that the required information is furnished to the IRS. Furthermore, certain penalties may be imposed by the IRS on a Beneficial Owner who is required to supply information but who does not do so in the proper manner.

                   STATE AND LOCAL INCOME TAX CONSIDERATIONS

         State tax consequences to each Beneficial Owner will depend upon the provisions of the state tax laws to which the Beneficial Owner is subject. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100 percent of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules.

         Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the Beneficial Owners in all of the state taxing jurisdictions in which they are already subject to tax. There can be no assurance that other states will not claim that the Servicer has undertaken activities in such states. If such a claim were made, no assurances can be given as to the treatment of the Beneficial Owner by any particular state. Beneficial Owners are urged to consult their own tax advisors with respect to state and local taxes.

         THE FEDERAL INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR'S PARTICULAR TAX SITUATION. IT IS RECOMMENDED THAT PROSPECTIVE PURCHASERS CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for fiduciaries, "parties in interest" and "disqualified persons."




         Unless a statutory, regulatory or administrative exemption is available, a violation of the prohibited transaction rules could occur if any Certificates were to be acquired by a Benefit Plan or with "plan assets" of any Benefit Plan, and if any of the Seller, the Trustee, any Underwriters or any of their affiliates were a "party in interest" or a "disqualified person" with respect to such Benefit Plan. The Seller, the Trustee and the Underwriters are likely to be "parties in interest" or "disqualified persons" with respect to many Benefit Plans.

         Pursuant to the Final Regulation issued by the U.S. Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of a Benefit Plan, the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan unless certain exceptions under the Final Regulation apply or an exemption is available. There can be no assurance that any of the exceptions provided in the Final Regulation will apply. If the underlying assets of the Trust were deemed to be plan assets by reason of the acquisition of Certificates by Benefit Plans, the Seller, the Servicer the Trustee and other persons who provide services with respect to the Trust might be subject to the fiduciary responsibility provisions of Title I of ERISA and the operations of the Trust could result in prohibited transactions.

         The DOL has granted to Wheat First Securities, Inc., doing business as First Union Capital Markets, and Prudentials Securities Incorporated administrative exemptions (Prohibited Transactions Exemption ____ and ____), (the "Exemptions") which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of asset pools, including pools of motor vehicle installment obligations such as the Receivables and the purchase, sale and holding of asset-backed pass-through certificates, including pass-through certificates evidencing interests in certain receivables, loans and other obligations, such as the Certificates, provided that certain conditions set forth in the Exemptions are satisfied. Each Exemption sets forth the following seven general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder:

     (1) The acquisition of the Certificates by a Benefit Plan is on terms (including the price for the certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

     (3) The Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is one of the three highest general rating categories from either S&P, Moody's, Fitch or Duff & Phelps Credit Rating Co.;

     (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

     (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for their services. The sum of all payments made and retained by the Seller pursuant to the assignment of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith;

     (6) The Benefit Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

     (7) The transfer of additional receivables to the Trust after the Closing Date in exchange for funds credited to a pre-funding account do not exceed 25% of the total principal amount of the Certificates and the transfers do not occur later than 90 days after the Closing Date or the date provided for in the Pooling Agreement or the date a default occurs under the Pooling Agreement, if earlier; the transfer of additional receivables is also subject to additional requirements regarding the term and conditions of such receivables, the financial effect on the Trust, independent monitoring and disclosure.


         A fiduciary of a Benefit Plan considering whether to purchase any Certificates should individually determine that the Benefit Plan satisfies the conditions described in clauses (1) and (6) above. The Seller believes that the Trust will satisfy the conditions described in the other clauses above.

         If the general conditions of each Exemption are satisfied, such Exemption provides an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Certificates by Benefit Plans in the initial issue of Certificates, the holding of Certificates by Benefit Plans or the direct or indirect acquisition or disposition in the secondary market of Certificates by Benefit Plans. However, no exemption is provided from the restrictions of Section 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an Excluded Plan (as defined herein) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an "Excluded Plan" is a Benefit Plan sponsored by (1) an Underwriter, (2) the Certificate Insurer, (3) the Issuer, (4) the Seller, (5) the Servicer, (6) the Trustee, (7) any Obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance and (8) any affiliate or successor of a person described in (1) to (7) above (the "Restricted Group").

         If the specific conditions of Section I.B. of each Exemption are also satisfied, such Exemption provides an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates to a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by Benefit Plans and (3) the holding of Certificates by Benefit Plans. Among the specific conditions that must be satisfied is the condition that the Benefit Plan acquires no more than 25% of the Certificates and immediately after the acquisition of the Certificates no more than 25% of the assets of the Benefit Plan with respect to which the person is a fiduciary are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity. As of the Cut-Off Date, the Seller believes no Obligor with respect to Receivables included in the Trust is an Obligor with respect to 5% or more of the aggregate unamortized principal balance of the Receivables.

         If the specific conditions of Section I.C. of each Exemption are also satisfied, such Exemption provides an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust. The specific conditions of Section I.C. are that (i) such transactions are carried out in accordance with the terms of the Pooling Agreement, and (ii) the Pooling Agreement (or a description of the material terms thereof) is made available to investors prior to their investment in the Trust. The Seller intends to comply with the foregoing conditions.

         Section I.D. of each Exemption provides an exemption from the restrictions imposed by Section 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Benefit Plan by virtue of providing services to the Benefit Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Benefit Plan's ownership of Certificates.

         Before purchasing a Certificate based on the Exemption, a fiduciary of a Benefit Plan should itself confirm (1) that such Certificate constitutes a "certificate" for purposes of the Exemption and (2) that the specific conditions and other requirements set forth in such Exemption would be satisfied.

         Prospective Benefit Plan investors in the Certificates should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Certificates. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                LEGAL INVESTMENT


         The Class A-1 Certificates will be eligible securities for purchase by money market funds under the Investment Company Act of 1940, as amended.


                                    RATINGS

         As a condition to the issuance of the Class A-1 Certificates, the Class A-1 Certificates must be rated "P-1" by Moody's and "A-1+" by S&P and as a condition to the issuance of the Class A-2 Certificates, the Class A-2 Certificates must be rated "Aaa" by Moody's and "AAA" by S&P. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the Offered Certificates address the likelihood of the receipt by the Offered Certificateholders of all distributions to which such Offered Certificateholders are entitled. The ratings assigned to the Offered Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Offered Certificateholders might suffer a lower than anticipated yield.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") for the sale of the Offered Certificates dated November __, 1998, the Depositor has agreed to sell and Wheat First Securities, Inc., doing business as First Union Capital Markets ("First Union"), and Prudential Securities Incorporated, Inc. ("Prudential" and, together with First Sierra, the "Underwriters"), have agreed to purchase, the Offered Certificates.


         First Union Corporation, the parent corporation of First Union, owns approximately 3.3% of the outstanding common stock of First Sierra.

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions therein, to purchase all the Offered Certificates offered hereby if any of such Offered Certificates are purchased.



         The Underwriters have advised the Depositor that they propose to offer the Offered Certificates purchased by the Underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Offered Certificates to or through a dealer, and such dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Offered Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters, and any profit on the resale of the Offered Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").



         In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the offered certificates at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.



         For further information regarding any offer or sale of the Offered certificates pursuant to this prospectus supplement and the prospectus, see "Methods of Distribution" in the prospectus.


         The Transaction Documents and the Underwriting Agreement provide that First Sierra will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                               REPORT OF EXPERTS

         The consolidated financial statements of MBIA Insurance Corporation and its subsidiaries as of December 31, 1997 and December 31, 1996 and for the three years ended _____________ incorporated by reference into this prospectus supplement have been audited by Coopers & Lybrand, L.L.P., independent accountants, as set forth in their report thereon, and are incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

         The financial statements of the Trust, as of __________________, appearing in Appendix A of this Prospectus Supplement have been audited by ____________________, independent public accountants, as indicated in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon by Dewey Ballantine LLP, New York, New York. Certain federal income tax matters will be passed upon for the Trust by Dewey Ballantine LLP, New York, New York. Certain legal matters relating to the Certificate Insurer will be passed upon for the Certificate Insurer by Kutak Rock, Omaha, Nebraska.

                        INDEX OF PRINCIPAL DEFINED TERMS






                                                                          Page
Advance Payment.........................................................  S-34
Advance Payments........................................................  S-34
Aggregate Discounted Contract Principal Balance.........................  S-12
Aggregate Initial Certificate Principal Balance.........................  S-40
Available Distribution Amount...........................................  S-40
Available Funds.........................................................  S-40
Available Funds Shortfall...............................................  S-40
Bankruptcy Code.........................................................  S-57
Base Principal Amount...................................................  S-40
Base Principal Distribution Amount......................................  S-40

Business Day.........................................................   S-57
Class A Insured Distribution Amount..................................   S-41
Class A Certificates.................................................   S-31
Class A Percentage...................................................   S-31
Class A-1 Certificates...............................................   S-6,S-31
Class A-2 Certificates...............................................   S-6,S-31
Class B-1 Certificates...............................................   S-6,S-31
Class B-2 Certificates...............................................   S-6,S-31
Class B-3 Certificates...............................................   S-6,S-31
Code.................................................................   S-59
Conditional Prepayment Rate..........................................   S-54
Contract Files.......................................................   S-30
Controlling Parties..................................................   S-51
CPR..................................................................   S-54
Defaulted Contract...................................................   S-41
Defaulted Contract Recoveries........................................   S-41
Deficiency Amount....................................................   S-57
Delinquency Trigger Event............................................   S-42
Delinquency Trigger Ratio............................................   S-42
Delinquent Contract..................................................   S-42
Depositor............................................................   S-5
Determination Date...................................................   S-42
Discount Rate........................................................   S-17
Discounted Contract Principal Balance................................   S-18,S-42
Early Termination Contract...........................................   S-42
Event of Servicing Termination.......................................   S-49
Events of Default....................................................   S-50
Excluded Amounts.....................................................   S-43
Expired Contract.....................................................   S-43
Final Scheduled Payment..............................................   S-43
First Union..........................................................   S-63
Fiscal Agent.........................................................   S-57
Fitch................................................................   S-57
GAAP.................................................................   S-57
Gross Charge-Off Event...............................................   S-8,S-43
Gross Charge-Off Ratio...............................................   S-43

Trustee Expenses....................................................     S-53
Trustee Fee.........................................................     S-53
Initial Class A Offered Certificate Principal Balance...............     S-31
Initial Certificate Principal Balance...............................     S-43
Initial Unpaid Amount...............................................     S-43
Insurance Policies..................................................     S-30
Insured Payment.....................................................     S-57
Interest Accrual Period.............................................     S-44
IRS.................................................................     S-58
Lockbox Bank........................................................     S-34
Majority Holders....................................................     S-44
Maturity Date.......................................................     S-44
Modeling Assumptions................................................     S-54
Certificate Current Interest........................................     S-44
Certificate Factor..................................................     S-46
Certificate Interest................................................     S-44
Certificate Principal Balance.......................................     S-44
Pass-Through Rate...................................................     S-44
Notice..............................................................     S-57
Offered Certificates................................................     S-31
OID.................................................................     S-59
Overdue Interest....................................................     S-44
Overdue Principal...................................................     S-44
Owner...............................................................     S-57
Percentage Interest.................................................     S-44
Plan Assets Regulation..............................................     S-62
Pool Factor.........................................................     S-47
Preference Amount...................................................     S-57
Prepayment..........................................................     S-44
Prepayment Amount...................................................     S-44
Private Label.......................................................     S-17,S-27
Prudential..........................................................     S-68
PTCE................................................................     S-67
Reimbursement Amount................................................     S-44
Repurchase Amount...................................................     S-21,S-44
Restricting Event...................................................     S-47
S&P.................................................................     S-17
SAP.................................................................     S-57
Scheduled Payments..................................................     S-20,S-47
Securities..........................................................     S-35
Securities Act......................................................     S-68
Sellers.............................................................     S-6,S-27
Servicer............................................................     S-30
Servicer Advance....................................................     S-39

Servicer's Certificate..............................................     S-39
Servicing Officer...................................................     S-51
Servicing Standard..................................................     S-22
Statistical Discount Rate...........................................     S-17
Statistical Discounted Contract Principal Balance...................     S-17
Subordinate Certificates............................................     S-35
Subordinate Securities..............................................     S-35
Substitute Contract.................................................     S-21
Substitute Contract Cut-Off Date....................................     S-47
Supplementary Report................................................     S-51
Tax Counsel.........................................................     S-62
Termination Date....................................................     S-47
Transfer Date.......................................................     S-36
Trust...............................................................     S-6
Trust Certificate...................................................     S-35
Trust Certificate Principal Balance.................................     S-47
Trust Operating Expenses............................................     S-47
UCC.................................................................     S-16
Underwriters........................................................     S-68
Underwriting Agreement..............................................     S-68

                                   APPENDIX A

                    REPORT OF PUBLIC INDEPENDENT ACCOUNTANTS

[To the managers of First Sierra Equipment Contract Trust 1998-1:

         We have audited the accompanying balance sheet of First Sierra Equipment Contract Trust 1998-1, as of _____________. This financial statement is the responsibility of the Trust management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of First Sierra Equipment Contract Trust 1998-1, as of _____________, as of _______________, in conformity with generally accepted accounting principles.]

                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1




                             BALANCE SHEET -- [DATE]


                                                     ASSETS
Cash...........................................................................................................$1,000

                                                 OWNER'S EQUITY
OWNER'S EQUITY:


              Trust Certificate............................................................................... ..1000
              Total liabilities and owner's equity.............................................................$1,000


         The accompanying notes are an integral part of this statement.

                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1

                          NOTES TO FINANCIAL STATEMENTS


1.            Nature of Operations:


              First Sierra Equipment Contract Trust 1998-1 (the Trust), was formed in the State of New York on _____________. The Trust has been inactive since that date.


              The Trust was organized to engage exclusively in the following business and financial activities: to acquire equipment contracts from First Sierra and any of its affiliates; to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing.

2.            Capital Contribution:

              First Sierra purchased a trust certificate representing 100% of the beneficial ownership interest in the Trust for $1,000 on _______________.

================================================================================
No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this prospectus supplement and the prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or by the Underwriter. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to any one to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus.
-------------------

                             TABLE OF CONTENTS PAGE
                             PROSPECTUS SUPPLEMENT

Summary Of Terms.................................................................................................S-5
Risk Factors.....................................................................................................S-16
The Receivables..................................................................................................S-17
The Sellers......................................................................................................S-25
First Sierra.....................................................................................................S-25
The Servicer.....................................................................................................S-26
Legal Proceedings................................................................................................S-29
Formation Of The Trust...........................................................................................S-29
Management's discussion and Analysis of Financial Condition......................................................S-30
Description Of The Certificates..................................................................................S-30
The Trustee......................................................................................................S-52
Prepayment And Yield Considerations..............................................................................S-53
The Certificate Insurance Policy and the Certificate Insurer.....................................................S-57
Material Federal Income Tax Consequences.........................................................................S-58
State And Local Tax Considerations...............................................................................S-61
Erisa Considerations.............................................................................................S-62
Legal Investment.................................................................................................S-63
Ratings..........................................................................................................S-63
Method Of Distribution...........................................................................................S-63
Report Of Experts................................................................................................S-64
Legal Matters....................................................................................................S-64
Index Of Principal Defined Terms.................................................................................i
Report Of Public Independent Accountants.........................................................................A-1


                                                PROSPECTUS

Available Information...............................................................................................i
Incorporation of Certain Documents by Reference.....................................................................i
Reports to Securityholders.........................................................................................ii
Summary.............................................................................................................1
Risk Factors.......................................................................................................13
Use of Proceeds....................................................................................................18
The Issuers........................................................................................................18
The Asset Pools....................................................................................................18
The Receivables....................................................................................................19
First Sierra.......................................................................................................19
The Servicer.......................................................................................................22
Prepayment and Yield Considerations................................................................................23
Pool Factors.......................................................................................................23
The Company........................................................................................................24
The Trustees.......................................................................................................25
Description of the Securities......................................................................................25
Description of the Trust Agreements................................................................................30
Certain Legal Matters Affecting the Receivables....................................................................40
Material Federal Income Tax Consequences...........................................................................41
ERISA Considerations...............................................................................................48
Method of Distribution.............................................................................................48
Certain Legal Matters..............................................................................................49
Financial Information..............................................................................................49
Additional Information.............................................................................................49
Index of Terms.....................................................................................................50


Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in the Offered Notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and the prospectus to which it relates. This is in addition to the dealers' obligation to deliver a prospectus supplement and the related prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
===============================================================================

                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1

                                $________________


                          FIRST SIERRA FINANCIAL, INC.
                             Originator and Servicer


                       FIRST SIERRA RECEIVABLES III, INC.
                                    Depositor


                              $______________ ____%

                   EQUIPMENT CONTRACT BACKED NOTES, CLASS A-1

                              $_____________ _____%

                   EQUIPMENT CONTRACT BACKED NOTES, CLASS A-2

                           --------------------------
                              PROSPECTUS SUPPLEMENT
                           --------------------------


                           FIRST UNION CAPITAL MARKETS

                       PRUDENTIAL SECURITIES INCORPORATED

                               ____________, 1998

================================================================================